UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Pendrell Corporation

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 14, 2017

Dear Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Pendrell Corporation, a Washington corporation (the “Company” or “Pendrell”). The meeting will be held on Wednesday, June 14, 2017, at 10:00 a.m. local time at The Woodmark Hotel, 1200 Carillon Point, Kirkland, WA 98033. At the meeting, shareholders will be asked to:

1.	elect seven directors;

2.	approve, on an advisory basis, executive officer compensation;

3.	conduct an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation;

4.	approve a reverse stock split at an exchange rate of 1-for-100 (the “Reverse Stock Split”) to allow the Company to deregister its common stock under the Securities Exchange Act of 1934;

5.	reapprove the 2012 Equity Incentive Plan for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”);

6.	ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

7.	conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement that accompanies this notice (this “Notice”).

The record date for the Annual Meeting is April 17, 2017. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Timothy M. Dozois

Corporate Secretary

Kirkland, Washington

MAY 16, 2017

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OF THE PROPOSED TRANSACTIONS OR PASSED UPON THE ADEQUANCY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 14, 2017. You may access an electronic, searchable copy of the proxy statement and the Annual Report to Shareholders for the year ended December 31, 2016 at: www.edocumentview.com/PCO.

PENDRELL CORPORATION

2300 Carillon Point

Kirkland, Washington 98033

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

JUNE 14, 2017

QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING & VOTING

This proxy statement contains information about the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Pendrell Corporation (“Pendrell,” “the Company,” “we,” “us” or “our”) to be held at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033 on Wednesday, June 14, 2017, commencing at 10:00 a.m. local time.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are being mailed to all shareholders entitled to vote at the Annual Meeting on or about May 16, 2017.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 17, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 19,290,646 shares of Class A common stock outstanding with voting rights (one vote per share) and 5,366,000 shares of Class B common stock outstanding with voting rights (ten votes per share).

Shareholders of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name or with our transfer agent, Computershare Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization (your “Broker”), then you are the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your Broker regarding how to vote your shares. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your Broker.

What am I voting on?

There are six proposals scheduled for a vote:

•	A proposal to elect seven directors;

•	A proposal to approve named executive officer compensation on an advisory basis;

•	An advisory (non-binding) vote on the frequency of future advisory votes on executive compensation;

•	A proposal to approve the Reverse Stock Split;

•	A proposal to reapprove the 2012 Equity Incentive Plan for purposes of Section 162(m)(4)(C) of the Code; and

•	A proposal to ratify Grant Thornton LLP as our independent registered public accounting firm for fiscal 2017.

How do I vote?

Shareholders of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote (i) in person at the Annual Meeting, (ii) by proxy using the enclosed proxy card, (iii) by proxy over the telephone, or (iv) by proxy on the Internet. Even if you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may attend the meeting, revoke your proxy and vote in person, even if you previously voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote by telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 13, 2017, the day prior to the Annual Meeting, to be counted.

•

To vote on the Internet, go to http://www.proxyvoting.com/pendrell to complete an electronic proxy card. You will be asked to provide the company number and control number from your enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 13, 2017, the day prior to the Annual Meeting, to be counted.

Beneficial Owners: Shares Registered in the Name of Broker

If you are a beneficial owner of shares registered in the name of your Broker, and you wish to vote by proxy, you must complete and return to your Broker the voting instruction form, as directed by your Broker, to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your Broker. To vote in person at the Annual Meeting, you must obtain a valid proxy from your Broker. You may contact your Broker to request a proxy form.

How many votes do I have?

On each proposal to be voted upon, you will have one vote for each share of Class A common stock you own as of the Record Date and ten votes for each share of Class B common stock you own as of the Record Date.

What happens if I fail to provide voting instructions to my Broker?

If you are a beneficial owner of shares registered in the name of your Broker and you fail to provide voting instructions to your Broker, your Broker cannot vote your shares on the proposal to elect directors, the proposal to approve named executive compensation on an advisory basis, the vote on the frequency of future advisory votes on executive compensation, the proposal to approve the Reverse Stock Split, or the proposal to reapprove the 2012 Equity Incentive Plan, all of which are “non-discretionary” items.

Who is paying for this proxy solicitation?

The Company is paying the cost of soliciting proxies. We also reimburse Brokers for the cost of forwarding proxy materials to beneficial owners. We are not paying any compensation for the solicitation of proxies.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are probably registered in more than one name or in different accounts. Please sign and return all proxy cards or voting instruction forms you receive to ensure that all shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 2300 Carillon Point, Kirkland, Washington 98033.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your Broker, you must follow your Broker’s instructions to revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes as follows: (i) “For” and “Withhold” with respect to the election of directors; (ii) “For,” “Against,” and “Abstain” with respect to the advisory (non-binding) resolution on executive compensation; (iii) “For 1 year,” “For 2 years,” “For 3 years” or “Abstain” with respect to the annual frequency of future advisory votes on executive compensation; (iv) “For,” “Against,” and “Abstain” with respect to the Reverse Stock Split; (V) “For,” “Against,” and “Abstain” with respect to the re-approval of the 2012 Equity Incentive Plan; and (vi) “For,” “Against,” and “Abstain” with respect to the ratification of the selection of our independent registered public accounting firm. Abstentions, withholds and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect in the outcome of any proposal.

What if I return a proxy card but do not make specific choices?

If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all seven nominees for director, “For” the advisory (non-binding) resolution on executive compensation, “For” the proposed annual frequency of future advisory votes on executive compensation; “For” the Reverse Stock Split; “For” the re-approval of the 2012 Equity Incentive Plan; and “For” the ratification of the selection of our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

How many votes are needed to approve each proposal?

The following votes are required under our governing documents and Washington state law to approve each proposal:

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes on Vote Required
Proposal 1 — Election of directors	Plurality, or the largest number, of the votes cast	Withheld votes and broker non-votes will have no effect on the election of directors; only votes cast “for” a director will affect the outcome of the vote for the election of directors.

Proposal 2 — Advisory vote to approve named executive officer compensation	Approval of majority of votes cast	Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Proposal 3 — Frequency of advisory vote on executive compensation	Approval of majority of votes cast	Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal

Proposal 4 — Approval of reverse stock split at exchange rate of 1-for-100	Approval of majority of votes cast	Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Proposal 5 — Re-approval of the 2012 Equity Incentive Plan for purposes of Section 162(m)(4)(C) of the Code	Approval of majority of votes cast	Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal. If your Broker holds shares in your name, the Broker, in the absence of voting instructions from you, is entitled to vote your shares on this proposal.

Proposal 6 — Ratification of selection of our independent registered public accounting firm	Approval of majority of votes cast	Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal. If your Broker holds shares in your name, the Broker, in the absence of voting instructions from you, is entitled to vote your shares on this proposal.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the combined voting power of the outstanding Class A common stock and Class B common stock are present at the meeting in person or represented by proxy. On the Record Date, there were 19,290,646 shares of Class A common stock outstanding and 5,366,000 shares of Class B common stock outstanding, representing 72,950,646 potential votes, thereby requiring holders of 36,475,324 votes to be present to have a quorum. Abstentions and broker non-votes are considered as present at the meeting for determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another date or time.

Shareholder Proposals for 2018 Annual Meeting

If you want to include a proposal in the Company’s proxy statement for our 2018 annual meeting of shareholders, you must (i) be a record or beneficial owner of shares of common stock having a market value of at least $2,000 (or representing at least 1% of the shares entitled to vote on the proposal), (ii) have owned such shares for at least one year prior to submitting the proposal, (iii) continue to hold the shares through the date on which the meeting is held, and (iv) comply with SEC Rule 14a-8 or applicable provisions of our Bylaws. Under SEC Rule 14a-8, we must receive your proposal not less than one hundred twenty (120) days prior to the first anniversary of the date that this proxy statement is released to our shareholders, or, if the date of our 2018 annual meeting of shareholders is more than 30 days away from June 14, 2018, then not less than a reasonable time before we begin to print and mail our 2018 proxy materials. Under our Bylaws, we must receive your notice of intention no later than March 19, 2018, and such proposal must be a proper matter for shareholder action under Washington corporate law. You may obtain a copy of our Bylaws by mailing a written request to the Corporate Secretary of Pendrell Corporation at 2300 Carillon Point, Kirkland, Washington 98033 or by visiting the Company’s website at www.pendrell.com. Proposals may be mailed to us, to the attention of the Corporate Secretary, Pendrell Corporation, 2300 Carillon Point, Kirkland, Washington 98033.

Shareholder Communication with the Board of Directors

If you wish to communicate with our Board of Directors, or with any individual member of the Board, regarding our business, you may send your communication in writing to the attention of our Corporate Secretary at the address of our principal executive office, with a request to forward the communication to the intended recipients. Shareholder communications must confirm that the sender is a Pendrell shareholder, and may be reviewed by our Corporate Counsel, Corporate Secretary, Chief Financial Officer or other officer or employee to create an appropriate record of the communication and to ensure director privacy. Communications sent by shareholders to our Board of Directors are not confidential and we may use them for any purpose. Our directors do not entertain communications that do not directly relate to the directors’ duties and responsibilities as directors of Pendrell. Such excluded communications include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys, individual product inquiries or complaints, and communications that have no rational relevance to our business or operations. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded to our directors.

Householding

The SEC has adopted rules that permit the Company and intermediaries (e.g., Brokers) to satisfy proxy statement delivery requirements by delivering a single proxy statement to two or more shareholders who share the same address. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for the Company. This year, numerous Brokers will be “householding” our proxy materials. If you receive notice from your Broker that it will be “householding” Pendrell’s communications to you, “householding” will continue until you are notified otherwise or until you revoke your consent.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the conclusion of the meeting, or any postponement or adjournment of the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of the Record Date, regarding shares of common stock beneficially owned by: (i) each person who is known by us to own beneficially more than five percent of either our Class A common stock or Class B common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) our directors and executive officers as a group. The information provided in the table is based on our records, information filed with the SEC, and information furnished by our shareholders.

Percentage ownership is based on 19,290,646 shares of Class A common stock and 5,366,000 shares of Class B common stock outstanding at the Record Date.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock that a person has the right to acquire within 60 days of the Record Date. See footnote 3 for a description of these rights. We did not, however, deem these shares outstanding to compute the percentage ownership of any other person.

	Shares Beneficially Owned(1)
	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner(2)	Number of Shares Beneficially Owned(3)	Percent of Class	Number of Shares Beneficially Owned	Percent of Class	% Total Voting Power(4)
5% Shareholders
Eagle River Satellite Holdings, LLC and affiliates(5)	4,396,840	22.8%	4,436,000	82.7%	66.8%
James D. Dondero, Highland Capital Management, L.P., and affiliates(6)	2,354,943	12.2%	—	—	3.2%
Mente, L.L.C.(7)	191,208	1.0%	930,000	17.3%	13.0%

Named Executive Officers
Lee E. Mikles(8)	540,071	2.8%	—	—	*
Steven A. Ednie	35,832	*	—	—	*
Timothy M. Dozois	83,270	*	—	—	*

Directors (other than Mr. Mikles)
Richard P. Emerson	66,858	*	—	—	*
Nicolas Kauser	63,154	*	—	—	*
Craig O. McCaw(9)	4,539,122	23.5%	4,436,000	82.7%	67.0%
R. Gerard Salemme	298,495	1.5%	—	—	*
Stuart M. Sloan	77,997	*	—	—	*
H. Brian Thompson	83,074	*	—	—	*
All current directors and executive officers as a group (9 persons)	5,787,873	29.0%	4,436,000	82.7%	68.1%

*	Less than one percent of the outstanding Class A or Class B common stock, respectively.
(1)	We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named have sole voting and investment power over all shares of common stock that they beneficially own. Holders of restricted shares have sole voting power, irrespective of whether the restricted shares have vested. See the “Outstanding Equity Awards at 2016 Fiscal Year-End” table for information on outstanding restricted stock awards that remain subject to vesting and forfeiture restrictions.
(2)	Unless otherwise indicated, the address of each beneficial owner indicated is c/o Pendrell Corporation, 2300 Carillon Point, Kirkland, Washington 98033.

(3)	The number of shares of Class A common stock beneficially owned by our named executive officers and directors includes shares issuable upon the exercise of outstanding options held by such individuals that are exercisable within 60 days of the Record Date, as set forth in the table below.

Name	Options Exercisable
Mr. Mikles	211,625
Mr. Ednie	26,576
Mr. Dozois	55,000
Mr. Emerson	45,000
Mr. Kauser	46,000
Mr. McCaw	12,000
Mr. Salemme	199,625
Mr. Sloan	42,500
Mr. Thompson	62,000
All current directors and executive officers as a group (9 persons)	700,326

(4)	Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock and vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holders into shares of Class A common stock on a share-for-share basis.
(5)	Includes 2,069,603 shares of Class A common stock beneficially owned by Eagle River Satellite Holdings, LLC (“ERSH”); 233,972 shares of Class A common stock held by Eagle River, Inc.; 1,793,265 shares of Class A common stock held by Eagle River Partners, LLC (“ERP”); 300,000 shares of Class A common stock held by Eagle River Investments, LLC (“ERI”); and 4,436,000 shares of Class B common stock held by ERSH. Mr. McCaw is the sole manager and beneficial member of ERI, which is the sole member of ERSH. Mr. McCaw is the sole shareholder of Eagle River, Inc. and the beneficial member of ERP.
(6)	Based on information provided by Highland Capital Management, L.P. (“Highland Capital”). Includes shares of Class A common stock beneficially owned and/or held by or for the account of James D. Dondero (including through family trusts), Highland Capital, and Strand Advisors, Inc. Highland Capital serves as an investment adviser to, and manages investment and trading accounts of, other persons and may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons. Strand Advisors is the general partner of Highland Capital and may be deemed to beneficially own securities owned by Highland Capital. Mr. Dondero is the President and a director of Strand Advisors and may be deemed to beneficially own securities owned by Strand Advisors. Mr. Dondero, Highland Capital and Strand Advisors disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of Mr. Dondero and Highland Capital is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.
(7)	Based on a Schedule 13G/A filed with the SEC on February 14, 2017, wherein Mente, L.L.C. reported all common stock held may be deemed to be beneficially owned by William H. Gates, III as the sole member of Mente, L.L.C. The address of Mente, L.L.C. is 2365 Carillon Point, Kirkland, Washington 98033.
(8)	Includes 311,257 shares of Class A Common Stock held directly by Mr. Mikles; 9,710 shares of Class A common stock held in trusts and/or custodial accounts for the benefit of Mr. Mikles’ children; and 7,479 shares of Class A common stock held by Mr. Mikles’ spouse. Mr. Mikles disclaims beneficial ownership of the securities owned other than directly by him except to the extent of any pecuniary interest.
(9)	Includes (i) 130,282 shares of Class A common stock held directly by Mr. McCaw and (ii) 4,396,840 shares of Class A common stock and 4,436,000 shares of Class B common stock beneficially owned by ERSH and its affiliates. See footnote 5 above. Mr. McCaw is the sole manager and beneficial member of ERI, which is the sole member of ERSH. Mr. McCaw is the sole shareholder of Eagle River, Inc. and the beneficial member of ERP. Mr. McCaw disclaims beneficial ownership of the securities owned by ERSH, ERI and ERP, except to the extent of any pecuniary interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and ten percent shareholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of forms furnished to us during the most recent fiscal year, we believe that all reports required by section 16(a) for transactions in the year ended December 31, 2016 were filed timely.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Pendrell’s Bylaws provide for a Board of Directors that consists of not less than one and no more than 17 members, with the Board authorized to establish a Board size within that range. The Board size is currently set at seven, and seven directors currently serve on the Board. Our Board proposes the election of seven directors of the Company, each to serve until the next annual meeting of shareholders or until his earlier retirement, resignation, removal or until his successor is duly elected and qualified. All nominees were recommended for nomination by our Nominating and Governance Committee, and all are currently serving as directors of the Company. All nominees were also elected by the shareholders at the 2016 annual meeting of shareholders. Each nominee has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve. However, if any nominee is unable or declines to serve as director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.

Information Regarding the Nominees

The name and certain background information regarding each nominee for director, as of the Record Date, are set forth below. There are no family relationships among directors or executive officers of Pendrell. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led the Board to conclude that he is qualified to serve as a director of the Company, each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to Pendrell and our Board as demonstrated by his past service.

Name	Age	Position Held with the Company
Richard P. Emerson	55	Director
Nicolas Kauser	77	Director
Craig O. McCaw	67	Executive Chairman of the Board of Directors
Lee E. Mikles	61	Chief Executive Officer, President and Director
R. Gerard Salemme	63	Consultant and Director
Stuart M. Sloan	73	Director
H. Brian Thompson	78	Director

Richard P. Emerson

Became Director: October 2010

Mr. Emerson has spent his entire career in investment banking and corporate finance. Since 2008, Mr. Emerson has been a private investor and pursued personal interests. From 2009 to 2012, Mr. Emerson attended Stanford University Law School from which he earned a juris doctor degree. From 2004 through 2008, he was Senior Managing Director of Evercore Partners Inc., a public investment banking advisory firm. From 2000 through 2003, Mr. Emerson served as Senior Vice President for Microsoft Corporation, a leading provider of software and technology solutions, reporting directly to the Chief Executive Officer and serving on the executive leadership team, with responsibility for all acquisitions, investments and corporate strategy. Mr. Emerson joined Microsoft from investment bank Lazard Ltd., where as a Senior Managing Director, he advised telecom and technology clients on significant mergers, acquisitions and related financial transactions from 1994 to 2000. Prior to Lazard, Mr. Emerson held senior roles with The Blackstone Group and Morgan Stanley & Co., both of which are financial services companies. Mr. Emerson previously served on the board of directors of Clearwire Corporation, a leading provider of wireless broadband services (“Clearwire”), from 2003 through 2008, where he also served on the Audit Committee.

Qualifications and Skills: With a career dedicated to corporate finance and mergers and acquisitions, Mr. Emerson is well suited to assist the Company with future financing and investment opportunities. His extensive background in corporate finance and prior experience as a member of the Audit Committees of two public companies and a non-profit entity and his experience with the evaluation of financial statements qualifies him as an ‘audit committee financial expert’ as defined in the applicable rules of the SEC and applicable NASDAQ listing standards. As such, the Board of Directors has appointed Mr. Emerson to serve as Chair of the Audit Committee.

Nicolas Kauser

Became Director: December 2008 (also served from May 2000 through May 2004)

Mr. Kauser has spent over 40 years in the communications industry, including as President of Clearwire International LLC, Chief Technology Officer of Clearwire, Executive Vice President and Chief Technology Officer for AT&T Wireless Services, Inc. (formerly McCaw Cellular Communications, Inc.) and Senior Vice President of Operations and Vice President of Engineering of Cantel, Inc. He also spent 20 years in Venezuela where he first worked for the National Telephone Co. and subsequently co-founded two companies in the communications industry. Mr. Kauser served on the board of directors of TriQuint Semiconductor, Inc., a provider of radio frequency solutions and technology, from 1999 to January 2015. In 1998, Mr. Kauser received the prestigious Gold Prize awarded by The Carnegie Mellon Institute and American Management Systems for excellence in the application of information technology. In recognition of his contributions to the communications industry, Mr. Kauser was inducted to the Wireless Hall of Fame in October 2011.

Qualifications and Skills: Mr. Kauser was a director with Pendrell from 2000 to 2004 and is familiar with our operations and history. He has been involved in the technology industry for many years and has experience with communications companies. In addition, Mr. Kauser’s experience as a senior officer at Clearwire and AT&T provides him with the management experience to assist in the oversight of our operations and strategic objectives. He has served on boards of numerous companies, including TriQuint Semiconductor, Inc. and various private companies. The Board of Directors has appointed Mr. Kauser to serve as Chair of the Nominating and Governance Committee and as a member of the Audit Committee.

Craig O. McCaw
Became Director:	May 2000; Chairman of the Board since June 2011 (also served as Chairman from 2000 until 2009); Executive Chairman since November 2014.

Since 1993, Mr. McCaw has been Chairman, Chief Executive Officer, and the beneficial member of the Eagle River group of investment companies which focus on strategic investments in the telecommunications industry. Mr. McCaw served as a director and Chairman of DBSD North America, Inc., a satellite communications company, from 2005 to 2008. Mr. McCaw founded Clearwire in 2003 and served as its chairman of the board of directors from 2003 to December 2010. Mr. McCaw was a director of Nextel Communications, Inc., a wireless service provider that was acquired by Sprint Corporation in 2005, from 1995 until 2003, and a director of XO Communications, Inc., a communications network services provider formerly known as NEXTLINK Communications, Inc. (“XO”), from 1997 until 2002. From 1994 to 1997, he was also XO’s Chief Executive Officer. From 1974 to 1994, Mr. McCaw served as Chairman and Chief Executive Officer of McCaw Cellular Communications, Inc., which he built into the nation’s leading provider of cellular services in more than 100 U.S. cities, until the company was sold to AT&T in 1994.

Qualifications and Skills: Mr. McCaw brings to our Board of Directors demonstrated leadership skills and operating experience, including those acquired during more than 30 years of serving as a senior executive and director of Clearwire, XO, Nextel and McCaw Cellular Communications. As a former director of public and private companies in the telecommunications industry, Mr. McCaw also brings to the Company broad-based business experience and financial acumen.

Lee E. Mikles

Became Director: April 2014

Mr. Mikles was appointed President and Chief Executive Officer of Pendrell in June 2015 following his service as Interim Chief Executive Officer and President from November 2014 to June 2015. He served as chief executive officer of FutureFuel Corp., a manufacturer of custom and performance chemicals and biofuels, from 2005 to January 2013, its president from 2005 to January 2015, its principal financial officer from 2005 to 2008, and served as a director between 2005 and 2016. He served as chairman of Mikles/Miller Management, Inc., a registered investment adviser and home to the Kodiak family of funds, between 1992 and 2005 and was chairman of Mikles/Miller Securities, LLC, a registered broker-dealer, between 1999 and 2005. Mr. Mikles has served on the boards of directors of Pacific Capital Bankcorp., Official Payments Corporation, Coastcast Corporation, Nelnet, Inc., Imperial Bank and Imperial Bancorp.

Qualifications and Skills: Mr. Mikles brings to our Board of Directors extensive business, finance and investment experience. In addition, his experience as a senior executive and director of private and public companies, his active involvement in strategic planning and his significant financial and investment experience make him well suited to assist the Company in the oversight of our future strategic business and investment opportunities.

R. Gerard Salemme

Became Director: June 2010 (also served from May 2002 through December 2008)

Mr. Salemme has served as a consultant to the Company since February 2015. Mr. Salemme was our Executive Vice President and Chief Strategy Officer from March 2011 to February 2015. He is a Partner in Eagle River Partners, LLC, a private investment firm. Mr. Salemme has over 30 years of experience in business and government, having served as Executive Vice President-Strategy, Policy and External Affairs of Clearwire from 2004 to 2010, and as Senior Vice President, External Affairs of XO. Prior to joining XO, Mr. Salemme held senior executive positions with AT&T Corporation and McCaw Cellular Communications Inc. He also held the position of Senior Telecommunications Policy Analyst for the U.S. House of Representatives Subcommittee on Telecommunications and Finance from 1987 to 1991 and served as Chief of Staff to Congressman Ed Markey of Massachusetts from 1976 to 1984.

Qualifications and Skills: Mr. Salemme brings to our Board of Directors significant experience in business and government, including experience gained as a senior executive officer with Clearwire, XO and AT&T, which provides him with the management experience to assist in the oversight of our operations and strategic objectives. He is familiar with our operations and history, having served on our Board of Directors from 2002 to 2008. He has also served as a board member for numerous private companies.

Stuart M. Sloan

Became Director: October 2010

Since 1984, Mr. Sloan has been a principal of Sloan Capital Companies LLC, a private investment company that serves as general partner in the redevelopment of University Village, a nationally recognized regional center for upscale shopping in Seattle, Washington. From 1986 through 1999, Mr. Sloan was an owner and executive officer of Quality Food Centers, Inc., a grocery retailer (“QFC”), which was acquired by The Fred Meyer Co. in 1997. Prior to QFC, from 1967 until 1984, Mr. Sloan owned in part and operated Schuck’s Auto Supply, Inc., a retail provider of automotive maintenance and repair products that was sold to Pay ‘n Save Corp in 1984. Mr. Sloan currently serves as a director of Anixter International, Inc., a global distributor of communications and security products, electrical and electronic wire and cable, fasteners and other small parts. From 2003 until March 2011, Mr. Sloan served as a director of J. Crew Group, Inc., an apparel retailer. He is active, both personally and through his private foundation, in numerous civic, cultural, educational and other philanthropic activities.

Qualifications and Skills: Mr. Sloan’s extensive management experience, along with his service on numerous boards of directors, provides him with the experience to assist in the oversight of our operations and strategic objectives. For this reason, the Board of Directors has appointed Mr. Sloan to serve as a member of the Nominating and Governance Committee. His direct involvement, over the span of decades, with management, personnel management and employee incentives makes him particularly well suited to assist with compensation issues and other human resource matters. As such, the Board of Directors has appointed Mr. Sloan to serve as a member of the Compensation Committee.

H. Brian Thompson

Became Director: May 2007

Since 2006, Mr. Thompson has been Executive Chairman of GTT Communications, Inc., a leading global cloud network provider to multinational clients. Mr. Thompson continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc. From 2002 to 2007, Mr. Thompson was Chairman of Comsat International, one of the largest independent telecommunications operators serving Latin America. He also served as Chairman and Chief Executive Officer of Global TeleSystems Group, Inc. from 1999 to 2000. Mr. Thompson was Chairman and Chief Executive Officer of LCI International, Inc. a telecommunications company, from 1991 until its merger with Qwest Communications International Inc. in 1998. Mr. Thompson became Vice Chairman of the board of directors for Qwest until his resignation in December 1998. Mr. Thompson previously served as Executive Vice President of MCI Communications Corporation, a telecommunications company, from 1981 to 1990, and prior to MCI was a management consultant with McKinsey & Company, a global management consulting firm, where he specialized in the management of telecommunications. He currently serves as a member of the board of directors of Penske Automotive Group, an international automotive retailer. He serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board, and from January 1999 to March 1999, he served as Non-Executive Chairman of Telecom Eireann, Ireland’s incumbent telephone company. Mr. Thompson received his M.B.A. from Harvard’s Graduate School of Business and holds an undergraduate degree in chemical engineering from the University of Massachusetts.

Qualifications and Skills: Mr. Thompson brings to our Board of Directors significant experience in the telecommunications industry, including experience as an Executive Chairman at Global Telecom & Technology and Chairman at Comsat International. His executive officer experience at LCI International and MCI Communications Corporation provides him with the management experience to assist in the oversight of our operations and strategic objectives. He has served on the boards of numerous companies, including Axcelis Technologies, Inc. and Sonus Networks, Inc. The Board of Directors has appointed Mr. Thompson to serve as chair of the Compensation Committee and as a member of its Audit Committee.

The Board of Directors recommends a vote “FOR” each director nominee.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

Our Board of Directors Compensation Policy (the “Policy”) provides for (i) an annual retainer, paid quarterly, to the Chairman of our Board of Directors and each of our independent directors, and (ii) an additional retainer for committee service, paid quarterly, to each of our independent directors serving on a committee (other than the Chairman of the Board), as follows:

Board of Directors and Committee Service	Annual Retainer
Chairman of the Board of Directors	$250,000
Independent Director	$50,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nominating and Governance Committee Chair	$15,000
Audit Committee Member (non-Chair)	$8,000
Compensation Committee Member (non-Chair)	$8,000
Nominating and Governance Committee Member (non-Chair)	$8,000

The annual retainers are paid in four equal quarterly installments on or about the first day of July, October, January, and April to those directors who served on our Board of Directors through the end of the preceding quarter. Non-employee directors are also reimbursed for reasonable travel and accommodation expenses incurred for Company business.

The Policy also provides for the grant of stock options to our independent directors. At the time of their election to the Board of Directors, all independent directors receive an initial option to purchase 7,500 shares of Class A common stock that vests in four equal annual installments. In addition, all independent directors receive an annual option to purchase 6,000 shares of Class A common stock that fully vests on the one-year anniversary of the grant date. All options granted to the independent directors have an exercise price equal to the fair market value of our Class A common stock on the grant date and have a term of ten years.

To further align the interests of our directors with the interests of our shareholders, our non-employee directors may elect to receive all or part of their cash retainer in the form of Class A common stock. The number of shares issued is equal to the amount of the retainer that the director elects to receive in stock divided by the fair market value of a share of Class A common stock (the closing price of our stock as reported on NASDAQ Stock Market (“Nasdaq”)) on the final business day of the quarter for which payment is earned. Only whole numbers of shares of Class A common stock are issued; fractional shares are paid in cash.

2016 Director Compensation

The table below sets forth certain information regarding the compensation earned by, or awarded to, each director who served on our Board of Directors in 2016. In 2016, Mr. Mikles was an employee of Pendrell and Mr. Salemme was a paid consultant of Pendrell, and therefore did not receive compensation for their service as directors of the Company. We also reimburse directors for reasonable travel and accommodation expenses incurred on Company business, the values of which are not included in the table below.

Name	Fees Earned(1)	Option Awards (2)(3)	Total
Richard P. Emerson	$70,000	$19,937	$89,937
Nicolas Kauser	$73,000	$19,937	$92,937
Craig O. McCaw	$250,000	$—	$250,000
Stuart M. Sloan	$66,000	$19,937	$85,937
H. Brian Thompson	$78,000	$19,937	$97,937

(1)	Directors may elect to receive all, or a portion of, their cash compensation in the form of Class A common stock. The portions of “Fees Earned” in cash and stock were as follows:

	Fees Earned
Name	Fees Paid in Cash	Stock Issued in Lieu of Cash (#)	Value of Stock (4)	Total
Richard P. Emerson	$35,004	5,957	$34,996	$70,000
Nicolas Kauser	$36,513	6,211	$36,487	$73,000
Craig O. McCaw	$—	42,561	$250,000	$250,000
Stuart M. Sloan	$—	11,235	$66,000	$66,000
H. Brian Thompson	$39,004	6,638	$38,996	$78,000

(2)	Amounts reported reflect the grant date fair value of each stock option granted during 2016 computed in accordance with ASC 718. See Note 2 and Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for the assumptions underlying the grant date fair value.
(3)	The aggregate number of outstanding stock options held by each director (representing unexercised stock options, both vested and unvested) at December 31, 2016, is as follows:

Name	Number of Shares Subject to Outstanding Option Awards
Richard P. Emerson	51,000
Nicolas Kauser	52,000
Craig O. McCaw	12,000
Stuart M. Sloan	48,500
H. Brian Thompson	68,000

(4)	The “Value of Stock” column reflects the value of the stock issued in lieu of cash based on the closing price of our Class A common stock on the last trading day of the quarter in which the fees were earned.

CORPORATE GOVERNANCE

Controlled Company

Eagle River controls approximately 67% of the voting power of our outstanding common stock as of the Record Date. As a result, we are a “controlled company” within the meaning of Nasdaq corporate governance rules and, as such, need not comply with certain Nasdaq corporate governance requirements, including (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that the compensation of officers be determined, or recommended to the board of directors for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and (iii) the requirement that director nominees be selected, or recommended for the board of directors’ selection, by a majority of the independent directors or a nominating committee comprised solely of independent directors with a written charter or board resolution addressing the nomination process. We do not currently rely on any of these exemptions, but reserve the right to do so in the future. If we choose to do so, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Identification, Evaluation and Qualification of Director Nominees

The Nominating and Governance Committee (the “Nominating Committee”) reviews director candidates, interviews and evaluates candidates who meet the criteria for serving as directors, and recommends nominees to the Board. Qualifications for nomination to the Board vary by composition and needs of the Board at the time of nomination. All directors should possess the background, skills, expertise, and commitment necessary to make a significant contribution to Pendrell. Relevant qualifications for nomination include: (i) exemplary personal and professional ethics and integrity; (ii) the ability to engage in objective, fair and forthright deliberations; (iii) operating experience at a policy-making level in business(es) relevant to Pendrell’s current and future plans; (iv) independent judgment; (v) adequate time and personal commitment to provide guidance and insight to Pendrell’s management; (vi) a commitment to provide long term value to Pendrell’s shareholders; (vii) sophisticated business skills to enable rigorous and creative analysis of complex issues; and (viii) understanding and experience in relevant markets, technology, operations, finance or marketing. The Nominating Committee will evaluate potential nominees by reviewing qualifications and references, conducting interviews and reviewing such other information as Nominating Committee members deem relevant. After the Nominating Committee recommends a candidate, the Board determines whether to ask the shareholders to elect the candidate at Pendrell’s annual meeting. While Pendrell does not have a formal policy or guidelines regarding diversity of membership, the Board recognizes the value of having a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion. Therefore, the Board considers diversity of experience and perspective within the Board and solicits directors’ views on a variety of topics, including whether the board has the appropriate mix of characteristics, attributes, business experience and background to be effective. For the Annual Meeting, the Nominating Committee recommended that the Board nominate the seven individuals designated as director nominees in Proposal 1 above.

Shareholder Nominations and Recommendations for Director Candidates

Shareholder Nominations for Director

Pursuant to Pendrell’s Bylaws, shareholders who wish to nominate one or more candidates for election as directors at an annual meeting of shareholders must give timely notice of the nomination in writing to Pendrell’s Corporate Secretary. Consistent with SEC Rule 14a-8, the notice must be received no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the later of the 90th day prior to the date of such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed. To be effective, the notice must satisfy certain requirements specified in the Company’s Bylaws, a copy of which will be sent to any shareholder upon written request to Pendrell’s Corporate Secretary.

A shareholder making a nomination must also comply with all applicable requirements of the Exchange Act, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected. No shareholder has presented a timely notice of a proposal to nominate a director this year. Accordingly, the only directors nominated for election at the Annual Meeting are the individuals named in Proposal 1, “Election of Directors.” No other nominations are before, or may be brought at, the Annual Meeting.

Shareholder Recommendations for Director

In addition to the general nomination rights of shareholders described above, the Nominating Committee will evaluate Board candidates who are recommended by shareholders in writing in accordance with the procedures described above under the caption “Shareholder Communication with the Board of Directors.” Any Board candidate recommended by a shareholder must be independent of the recommending shareholder in all respects (e.g., free of material personal, professional, financial or business relationships from the proposing shareholder), as determined by the Nominating Committee or applicable law. Any Board candidate recommended by a shareholder must also qualify as an “independent director” under applicable Nasdaq rules. Any such recommendation must include the recommending shareholder’s name, business address, contact information and all other information that would be required to be disclosed in a proxy statement. For each proposed Board candidate, the following information must be provided:

•	name, age, business and residence addresses;

•	principal occupation or employment;

•	number of shares of Pendrell stock beneficially owned (if any);

•	a written resume of personal and professional experiences;

•	a statement from the recommending shareholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected;

•	all other information relating to the proposed Board candidate that would be required to be disclosed in a proxy statement; and

•

information, documents or affidavits demonstrating to what extent the proposed Board candidate meets the required minimum criteria set forth above under the caption “Qualifications and Skills” of each Director Nominee.

The recommendation must also include the signature of each proposed Board candidate and of each shareholder submitting the recommendation, together with a written statement that the recommending shareholder and the proposed Board candidate will make available to the Nominating Committee all information reasonably requested in furtherance of the Committee’s evaluation. Shareholders may make recommendations at any time, but recommendations for consideration of nominees for election at an annual meeting of shareholders must be received by the date prescribed in Pendrell’s proxy statement released to shareholders in conjunction with the previous year’s annual meeting. Except as may be required by applicable law, rule or regulation, the Nominating Committee will have no obligation to acknowledge receipt of the recommendation or otherwise communicate with the shareholder who submitted the recommendation.

Independence of the Board of Directors

The Board has determined that Messrs. Emerson, Kauser, Sloan and Thompson are independent directors within the meaning of the Nasdaq listing standards. As such, most of our directors are currently independent, as are all members of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Members of the Audit Committee also satisfy a separate independence requirement pursuant to the Exchange Act which requires that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their compensation for service as a director, or be an affiliated person of ours or any of our subsidiaries.

Each year, our directors complete a questionnaire that discloses any actual or potential conflict of interest. Based on responses to the questionnaire, the Board determined that all directors, except for Mr. Mikles due to his position as an executive officer of the Company, Mr. Salemme due to his consulting relationship with the Company, and Mr. McCaw due to his ownership of Eagle River, are independent under its guidelines and free from any relationship that would interfere with the exercise of independent judgment.

Board Leadership Structure

Currently, the positions of Chief Executive Officer and Chairman of the Board are held by two different individuals. Mr. Mikles serves as our President and Chief Executive Officer. Mr. McCaw serves as Executive Chairman of the Board and as the principal representative of the Board. He also presides at meetings of the Board. The Board has determined that the separation of these positions allows Mr. Mikles to devote his time to the Company’s day-to-day operations and key strategic objectives while Mr. McCaw provides oversight of Board activities. The Board believes that this leadership structure adheres to the Company’s commitment to monitor and oversee the Company’s compliance with sound principles of corporate governance, consistent with applicable laws and best practices.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics is available on the Company’s website located at www.pendrell.com, by clicking on “Investor Relations” and then “Corporate Governance.” If the Company makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code of Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Role in Risk Oversight

The Board plays an active role, independently and at the committee level, in formulating risk management policies and risk oversight policies and in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s liquidity and operations, as well as the risks associated with each. The Compensation Committee oversees the management of risks related to the Company’s compensation plans and arrangements. The Audit Committee oversees the management of financial risks and enterprise risks. The chairpersons of these committees regularly inform the Board of the conclusions and results of such risk management functions. Our management team is charged with implementing risk management policies that are established by our Board and with managing our risk profile.

Policy Regarding Director Attendance at Annual Meetings of Shareholders

At least one member of our Board will attend each annual meeting of shareholders, and all directors are invited to attend such meetings. We will reimburse directors for reasonable expenses incurred in attending annual meetings of shareholders. One director attended the annual meeting of shareholders held on June 15, 2016.

Meetings of the Board

The Board meets on a regularly scheduled basis during the year to review significant developments affecting Pendrell and to act on matters requiring Board approval. It also holds special meetings when important matters require Board action between regularly scheduled meetings. During fiscal year 2016, the Board met seven times and acted by unanimous written consent on one other occasion. The members of the Board regularly met in executive session without management present. During fiscal year 2016, each director attended, in the aggregate, more than 75% of the Board meetings and meetings of the Board committees on which the director served.

Board and Committee Composition

The following table provides membership information for the Board and each of our Board’s standing committees.

Name	Board of Directors	Audit	Compensation	Nominating
Richard P. Emerson	X	Chair
Nicolas Kauser	X	X		Chair
Craig O. McCaw	Chair
Lee E. Mikles	X
R. Gerard Salemme	X
Stuart M. Sloan	X		X	X
H. Brian Thompson	X	X	Chair
Number of Meetings in Fiscal Year 2016	7	4	5	3

Committees of the Board

During fiscal year 2016, the Board had four principal committees — the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the special committee formed to assess corporate structuring issues (the “Special Committee”). Other than the Special Committee, these committees carry out certain responsibilities as identified in their respective charters, which have been adopted by the respective committees and by the Board. The charters of the current committees can be reviewed on our website at www.pendrell.com, by clicking on “Investor Relations” and then “Corporate Governance” and are also available free of charge in print to any shareholder who requests them. Information about the principal responsibilities of these committees appears below.

Audit Committee

The Audit Committee: (i) evaluates the performance of and assesses the qualifications and independence of the independent auditor; (ii) determines and approves the engagement of the independent auditor, including the reasonable fees and other terms applicable to such engagement; (iii) determines whether to retain or terminate the existing independent auditor or to appoint and engage a new independent auditor; (iv) reviews and approves the retention of the independent auditor to perform any proposed permissible non-audit services; (v) reviews and evaluates the qualifications, performance and independence of the lead audit partner of the independent auditor and assures the regular rotation of the lead audit partner, reviewing partner and other audit engagement team partners of the independent auditor as required by law; (vi) reviews and approves or rejects transactions between the company and any related persons; (vii) confers with management and the independent auditor regarding the effectiveness of internal controls over financial reporting; (viii) establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; (ix) meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discusses, as appropriate, any major issues as to the adequacy of the company’s internal controls and the adequacy of disclosures about changes in internal control over financial reporting; (x) annually reviews the terms of the directors and executive officers insurance coverage and approves the terms prior to the renewal of the policy; (xi) reviews and assesses the adequacy of the Company’s investment policy and recommends any proposed changes to the Board; (xii) ensures the company maintains an internal audit capability, at least annually evaluates the performance of the company’s internal audit capability, and discusses with the independent auditor and management the internal audit capabilities responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit; and (xiii) has such other authority, duties and responsibilities as the Board delegates to the Audit Committee.

During fiscal year 2016, the Audit Committee met four times. The Board has determined that each member of the Audit Committee is independent under the independence requirements of Nasdaq and the SEC. In addition, the Board has determined that Richard Emerson qualifies as an Audit Committee “financial expert” as defined by the SEC rules.

Compensation Committee

The Compensation Committee: (i) acts on behalf of the Board in fulfilling the Board of Director’s responsibilities to oversee the Company’s compensation policies, plans and programs; (ii) reviews and determines the compensation to be paid to the Company’s executive officers and directors; (iii) reviews the Compensation Discussion and Analysis (“CD&A”) with management and makes a recommendation as to whether the CD&A should be included in the Company’s annual report and/or proxy statement; (iv) prepares and reviews the Compensation Committee report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and (v) performs such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing. The Compensation Committee charter grants the Compensation Committee members full access to all books, records, facilities and personnel of the Company, as well as the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. For instance, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants’ reasonable fees and other retention terms. During fiscal year 2016, the Compensation Committee met five times.

Nominating and Governance Committee

The Nominating and Governance Committee: (i) develops qualification criteria for selecting director candidates; (ii) identifies and screens potential director candidates; (iii) consults with the Board regarding potential director candidates; (iv) after consultation with the Board Chair, recommends to the Board nominees for election or re-election at each annual shareholder meeting, or to fill Board vacancies; (v) periodically reviews and makes recommendations to the Board regarding the Company’s charter or bylaws, or the governing documents of Company subsidiaries; (vi) establishes procedures for, and periodically conducts performance evaluations of Board members and members of Board committees; (vii) identifies, monitors and evaluates emerging corporate governance issues and trends and makes related recommendations to the Board as appropriate; (viii) monitors compliance with the Company’s Code of Conduct and Ethics; (ix) periodically reviews and assesses the adequacy of the committee’s charter; and (x) performs such other duties and fulfills such other responsibilities as the Board delegates to the Nominating and Governance Committee from time to time. During fiscal year 2016, the Nominating and Governance Committee met three times. All members of the Nominating and Governance Committee are independent under the independence requirements of Nasdaq and the SEC.

Special Committee

The Special Committee consists of all four of the Company’s independent directors. The Special Committee was formed in January 2016 in response to the drop in the Company’s stock price below the $1.00 per share minimum required to maintain a Nasdaq listing. Our Board tasked the Special Committee’s with determining whether to rectify the deficient stock price and with assessing the benefits and detriments of the Company’s SEC reporting obligations and Nasdaq listing. In 2016, the Special Committee did not recommend that the Company de-register and de-list, but instead focused on rectifying the Company’s stock price deficiency and continuing to right-size the Company’s management team. Near the end of 2016, the Special Committee renewed its assessment of the Company’s reporting and listing obligations, and after a series of meetings and deliberations that continued into March 2017, recommended that the Company undertake a “go dark” reverse stock split that is described in detail later in this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or was during 2016, an officer or employee of Pendrell, and none of the Company’s executive officers serve, or during 2016 served, as a member of a compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee. No member of the Compensation Committee is a former officer of the Company, nor does any executive officer of the Company serve as a director of any entity that is in any manner affiliated with a member of the Compensation Committee.

PROPOSAL 2

APPROVAL OF AN ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to periodically conduct a non-binding advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of our named executive officers. At our 2011 annual meeting of shareholders, our shareholders voted on the frequency of future advisory “say on pay” votes and agreed with our recommendation that such “say on pay” votes be conducted annually. Through this proxy statement, we will be asking our shareholders to affirm that recommendation. At the Annual Meeting, an advisory (non-binding) shareholder resolution to approve the compensation of our named executive officers as disclosed in this proxy statement will be presented to our shareholders for consideration as follows:

RESOLVED, that the shareholders of the Company approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the proxy statement for the Company’s 2017 Annual Meeting of Shareholders.

This vote will not be binding on our Board or Compensation Committee and may not be construed as overruling a decision by the Board or Compensation Committee or create or imply any additional fiduciary duty. It will also not affect any compensation paid or awarded to any executive officer. The Board and the Compensation Committee may, however, consider the outcome of the vote when establishing future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. As discussed in the Compensation Discussion and Analysis, the Board and Compensation Committee believe that the compensation of our named executive officers, as disclosed in this proxy statement, is reasonable and appropriate, is justified by our performance and is the result of a carefully considered approach.

The Board of Directors recommends that you vote “FOR” the approval of the advisory (non-binding) resolution on executive compensation.

EXECUTIVE OFFICERS

The following is a list of the names and ages of our current executive officers, indicating all positions and offices held by each such person and each such person’s business experience during at least the past five years. All such persons have been elected to serve until their successors are elected and qualified or until their earlier resignation or removal.

Name	Age	Position Held with the Company
Lee E. Mikles	61	Director; Chief Executive Officer and President
Steven A. Ednie	49	Vice President and Chief Financial Officer
Timothy M. Dozois	54	Corporate Counsel and Corporate Secretary

Set forth below is certain additional information concerning Messrs. Ednie and Dozois. Information concerning Mr. Mikles has been provided above in Proposal 1, “Election of Directors.”

Steven A. Ednie

Mr. Ednie has served as our Vice President and Chief Financial Officer since September 2014. Mr. Ednie is an experienced financial executive with an extensive background in domestic and international accounting and tax matters, serving most recently as Chief Accounting Officer of Clearwire from October 2010 to April 2014, and as Vice President-Tax and Chief Tax Officer from 2004 to April 2014. Before joining Clearwire, Mr. Ednie served as the Director of Tax of Expedia, Inc., an Internet-based travel website company, from 2002 to 2004, as Executive Director–Tax and Chief Tax Officer of XO Communications Inc., a telecommunications company, from 1997 to 2002, and as Tax Manager of MIDCOM Communications, Inc., a telecommunications company, from 1996 to 1997. Mr. Ednie began his professional career at Coopers & Lybrand, LLP, an accounting firm, where he was a Senior Associate. Mr. Ednie holds a B.A. in Business Administration from the University of Washington.

Timothy M. Dozois

Mr. Dozois has served as our Corporate Counsel since May 2010 and as our Corporate Secretary since April 2014. He also served as our Acting General Counsel from May 2010 to July 2012. From 1996 to 2010, Mr. Dozois engaged in the private practice of law as an equity partner of Davis Wright Tremaine LLP, with a focus on securities law compliance, mergers, acquisitions, divestitures, and technology licensing matters. Mr. Dozois has been an outside director of MacKenzie Realty Capital, Inc., a publicly listed real estate business development company, since January 2012, and an outside director of Pinnacle Healthcare, Inc., a privately held operator of skilled nursing facilities, since July 2011. Mr. Dozois is a member of the Oregon State Bar Association. He received his B.S. in Financial Management from Oregon State University and his J.D from the University of Oregon School of Law, where he was Order of the Coif.

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis describes the principles underlying our executive compensation program and the factors that impacted the 2016 compensation of our named executive officers. Our named executive officers for 2016 are listed in the Summary Compensation Table on page 35 and include the following individuals:

•	Mr. Mikles, our Chief Executive Officer and President;

•	Mr. Ednie, our Chief Financial Officer; and

•	Mr. Dozois, our Corporate Counsel and Corporate Secretary

This compensation discussion and analysis is limited to a discussion of compensation and other benefits earned by the named executive officers for their performance in 2016.

Executive Summary

Our executive compensation program is designed to balance achievement of near-term results with positioning for long-term success by encouraging executives to expand capacity, increase productivity, create efficiencies and implement tangible process improvements. We made significant progress toward the achievement of these objectives in 2016, as evidenced by the substantial reduction in our overhead costs.

Pay for Performance

Consistent with our pay-for-performance philosophy, a substantial part of our executive compensation program consists of performance-based compensation. During 2016, our named executive officers who participated in our annual performance-based cash incentive plan, which we also refer to as the 2016 Incentive Plan (the “2016 Incentive Plan”), were eligible to receive cash bonuses only upon achieving pre-established performance objectives, weighted toward Company financial objectives with the remainder based on individual objectives. Performance-based equity awards also constitute the principal component of our Chief Executive Officer’s compensation package.

Financial Results

Our financial results for 2016 reflected our focus on achieving revenue targets and reducing costs. We exceeded our target for budgeted revenue by 50% and achieved 100% of our non-variable cash expense target. We also achieved profit and loss objectives for individual cost centers within the Company.

2016 Compensation Highlights

Summarized below are 2016 executive compensation highlights, described more fully in later sections of this Compensation Discussion and Analysis.

•	Mr. Mikles vested into 201,875 shares of Class A common stock and options to purchase shares of Class A common stock, as consideration for his continued service.

•	Mr. Mikles was awarded a cash payment in the amount of $250,000 for his 2016 performance.

•

We awarded 2016 cash incentive awards under the 2016 Incentive Plan to Messrs. Ednie and Dozois at 118% and 103% of target, respectively, based on the achievement of 2016 stated corporate objectives and on individual performance.

•	The advisory vote on executive compensation at our 2016 annual meeting of shareholders received approval from over 89% of the votes cast.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to balance achievement of near-term results with positioning for long-term success by encouraging executives to expand capacity, increase productivity, create efficiencies and implement tangible process improvements. Pendrell believes that the skill, talent, judgment, and dedication of its executive officers are critical factors affecting the long-term value of our company. In furtherance of this belief, the primary goals of our executive compensation program in 2016 were to (i) provide compensation at competitive levels in order to attract and retain qualified executives who can manage the evolution of our business and contribute to our long-term success, (ii) motivate performance consistent with clearly defined corporate and individual performance goals, and (iii) provide incentives to help align the long-term interests of our executives with those of our shareholders. We believe our executive compensation program provides a solid framework for implementing and maintaining a balanced approach to compensation, has been instrumental in helping us accomplish our business objectives, and is strongly aligned with the long-term interests of our shareholders. In detail, our compensation program is designed to:

•	provide a balance between fixed and variable compensation elements that encourage performance while discouraging excessive risk-taking;

•	provide incentives that encourage our executives to appropriately balance short-term and long-term strategic goals;

•	attract and retain individuals with the leadership abilities and skills to successfully execute our business strategy and build long-term shareholder value;

•	encourage and reward outstanding initiative, achievement, and teamwork, and motivate individuals to perform at their highest level;

•	reflect varying degrees of executive responsibility, accountability and impact on our business;

•	provide compensation and incentive packages to our executives that are competitive with our peer companies;

•	emphasize performance-based pay that aligns incentives with our strategic objectives; and

•	provide a meaningful ownership stake to appropriately align executive interests with shareholder interests.

Role of the Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the administration and oversight of our executive compensation program. Each director who served on the Compensation Committee in 2016 continues to serve on the Compensation Committee as of the date of this discussion, is a non-employee director within the meaning of SEC Rule 16b-3, is an outside director within the meaning of Section 162(m) of the Code, and is an independent director under Nasdaq listing rules. The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies, and programs, including:

•	periodically reviewing and establishing the agreements with, and compensation of, our executive officers;

•	establishing and periodically reviewing the operation and administration of our executive compensation programs;

•	carrying out duties assigned to the Compensation Committee under any equity compensation plan or other incentive compensation plan, including granting equity awards to our executive officers; and

•	performing other duties as assigned by the Board of Directors.

The Compensation Committee may delegate authority to subcommittees, retain or terminate compensation consultants, and obtain advice and assistance from internal or external legal, accounting or other advisers. The Compensation Committee may also consider recommendations of the Chief Executive Officer, but has final authority to set compensation amounts or awards for our named executive officers.

Say on Pay Feedback from Shareholders

Shareholders holding more than 89% of the votes cast at our 2016 annual meeting of shareholders approved, on an advisory basis, the compensation of our named executive officers. The Compensation Committee considered the results of the 2016 vote and, based in part on the significant shareholder support, made no changes to our executive compensation policies or decisions. As in prior years, and consistent with the 2011 decision of the Company’s shareholders to hold annual say-on-pay votes, we will hold an advisory vote on executive compensation at our 2017 annual meeting of shareholders.

Role of Compensation Committee Consultants in Compensation Decisions

The Compensation Committee periodically engages independent compensation consultants to assist with the discharge of its responsibilities. Compensation consultants may review our compensation programs to confirm consistency with our executive compensation philosophy and objectives, may advise the Compensation Committee on emerging trends and issues related to the compensation of executive officers, and may recommend peer group and market data as reference points for executive compensation decisions. The Compensation Committee did not engage any compensation consultants in 2016.

Role of Management in Compensation Decisions

Our Chief Executive Officer and President periodically assesses the performance of our executive officers (other than himself) and makes recommendations to the Compensation Committee regarding the compensation of these executive officers. In early 2016, Mr. Mikles made recommendations regarding 2016 performance goals for Messrs. Ednie and Dozois. In January 2017, Mr. Mikles assessed the individual performance of Messrs. Ednie and Dozois for 2016 and the contributions of these executives to our 2016 business and strategic objectives, and thereafter recommended to the Compensation Committee that (i) their salaries be increased by 14.29% and 6.88% respectively effective February 1, 2017 and (ii) they receive cash incentive awards pursuant to the 2016 Incentive Plan. Mr. Mikles did not make recommendations regarding his own compensation, nor was he present for any executive sessions or discussions regarding his own compensation.

Peer Companies and Benchmarking

The Compensation Committee considers multiple data sources when assessing and constructing compensation programs, including competitive market data. However, the Committee does not set or maintain compensation at certain target percentiles within a peer group, nor does the Committee rely solely on market data. Instead, the Committee exercises discretion when making decisions regarding our compensation programs and the performance assessment process, with the goal of rapidly responding to and adjusting for an evolving business environment and the value delivered by our executive officers.

In addition to competitive market data, the Compensation Committee considers a variety of other factors when establishing compensation programs, including general market conditions, internal equity, individual responsibilities, and individuals’ recent or expected future contributions. The Compensation Committee also looks to our human resources staff to periodically assess executive compensation data from compensation consultants or salary surveys.

Mr. Mikles. Effective June 1, 2015, the Board of Directors appointed Mr. Mikles as our Chief Executive Officer and President following his service as Interim Chief Executive Officer and President from November 19, 2014 to June 1, 2015 In establishing compensation for Mr. Mikles upon his transition from interim status, our Compensation Committee considered the total direct compensation of chief executive officers in a group of 11 companies in the technology and intellectual property sector (the “Compensation Peer Group”). Our human resources staff and the Compensation Committee selected these companies based on a number of factors, including revenue, industry, stage of development, and market capitalization. The companies in the Compensation Peer Group are:

Acacia Research Corporation	Dolby Laboratories, Inc.
DTS, Inc.	Immersion Corporation
InterDigital, Inc.	Rambus Inc.
Rovi Corporation	RPX Corporation
Tessera Technologies, Inc.	TiVO Inc.
VirnetX Holding Corporation

Chief Financial Officer and Corporate Counsel. The Compensation Committee compared salaries for chief financial officers and chief legal officers in the Compensation Peer Group to the 2016 cash compensation of Messrs. Ednie and Dozois. The Compensation Committee also considered each executive’s experience, skills, role, and responsibilities when determining the compensation for these executives. Mr. Ednie’s base salary for 2016 was slightly above the 50th percentile of the annual base salaries of chief financial officers in the Compensation Peer Group. His total target cash compensation for 2016 fell below the 50th percentile of the total target cash compensation for chief financial officers in the Compensation Peer Group. Mr. Dozois’ annual base salary and total target cash compensation for 2016 were below the 50th percentile of the annual base salaries and total target cash compensation of individuals serving as general counsel for the companies in the Compensation Peer Group.

Our Compensation Committee does not rigidly apply competitive compensation data. Cash compensation paid to an executive may be above or below the targeted range due to numerous factors, including but not limited to Company and individual performance, differences in responsibilities between executives at peer companies, an executive’s prior experience and experience and tenure with the Company, and contributions relative to other executives at the Company.

Elements of Compensation

The 2016 compensation for Mr. Mikles consisted primarily of the vesting of long-term equity incentive awards. The 2016 compensation for Messrs. Ednie and Dozois consisted of base salary and short-term performance-based cash incentive compensation.

Each element of our executive compensation program is designed to achieve one or more of our performance, retention, and alignment goals as described below. These elements provide incentives to encourage our executives to appropriately balance their focus between our short-term and long-term strategic goals.

Compensation Element	Designed to Reward	Relationship to Compensation Philosophy
Annual Base Salary	Executive officer’s experience, responsibilities, and contributions to the Company	Attract and retain talented executives through competitive pay programs that ensure a fixed level of annual cash compensation for our executives

Short-term Performance-based Cash Incentives	Achievement of corporate and individual performance goals	Motivate executives to achieve and exceed annual business and individual objectives that we believe are important to our long-term success

Long-term Equity Incentives (options and stock awards)	Increased shareholder value through the achievement of long-term strategic goals such as revenue growth, return on invested capital and stock price appreciation	Align executive and shareholder interests to optimize shareholder return; motivate executives to achieve and exceed business objectives; encourage retention through multi-year vesting

Each executive’s compensation, including the mix of cash compensation, equity awards and compensation that is performance-based, ultimately reflects the Compensation Committee’s business judgment.

Except for nominal monthly stipends to assist with commuting expenses incurred by Mr. Dozois, who resided outside the state of Washington during 2016, Pendrell has not established programs under which executive perquisites are offered. Pendrell does not offer guaranteed payouts under its cash incentive program or other benefit programs to its executives that are not provided to the general employee population.

2016 Executive Compensation

Chief Executive Officer. Mr. Mikles was appointed our Chief Executive Officer and President in June 2015, following his service as our Interim Chief Executive Officer and President from November 2014 to June 2015. In May 2015, the Compensation Committee developed a compensation package for Mr. Mikles that was almost exclusively comprised of long-term equity incentive compensation. During 2016, the Compensation Committee made no changes to Mr. Mikles’ compensation package.

From time to time, Mr. Mikles utilizes private chartered aircraft for business travel to avoid travel delays, work productively and efficiently while in transit, minimize time away from the office, and maximize time for business purposes while traveling. In 2016, the Compensation Committee approved the reimbursement of private chartered aircraft expenses incurred by Mr. Mikles for Pendrell business travel subject to limits set forth in the Company’s Travel and Reimbursement Policy. Reimbursement is conditioned upon proper substantiation and documentation of business-related travel, including all documentation required (by the Internal Revenue Service or otherwise) to allow the Company to deduct the corresponding travel expense, and compliance with such other requirements that the Compensation Committee may impose. Personal travel (that is, travel without a substantiated business-related purpose) is not eligible for reimbursement.

Named Executive Officers Other than the Chief Executive Officer.

In 2016, we provided our other executive officers (Mr. Ednie and Mr. Dozois) with base salary and performance-based cash incentives.

The base salaries for Messrs. Ednie and Dozois were not increased in 2016. They remained at $350,000 for Mr. Ednie and $280,675 for Mr. Dozois, determined appropriate by our Compensation Committee based on position, responsibility, experience, individual performance, overall company budgets, competitive market data, and internal equity issues.

The annualized base salaries of our named executive officers at the end of 2016 are set forth below. Actual base salaries earned for our named executive officers in 2016 are reflected in the “Summary Compensation Table” beginning on page 35.

Named Executive Officer and Principal Position	2016 Annual Base Salary (as of 12/31/16)
Lee E. Mikles, Chief Executive Officer and President	$6,000
Steven A. Ednie, Vice President and Chief Financial Officer	$350,000
Timothy M. Dozois, Corporate Counsel and Corporate Secretary	$280,675

Performance-based Cash Incentive Compensation

In March 2016, the Compensation Committee adopted the 2016 Incentive Plan for employees and executive officers other than the Chief Executive Officer and President. The 2016 Incentive Plan was designed to reward participants for achievement against 2016 revenue and expense control targets, promote a strong connection between employee contributions and the Company’s financial performance at all levels of the organization, encourage and support achievement of the business objectives of the Company, and promote retention of Company employees. The 2016 Incentive Plan provided for cash and/or stock incentive awards calculated as a percentage of annual base salary. Awards under the 2016 Incentive Plan were not automatic and were dependent on the achievement of identified goals and objectives, with the Compensation Committee retaining discretion to increase or decrease payments under the 2016 Incentive Plan if individual performance or subjective factors warranted variation from the bonus formula established under the 2016 Incentive Plan. Mr. Ednie and Mr. Dozois were required to be employed by the Company on the date payments were made under the 2016 Incentive Plan to be eligible to receive awards under the 2016 Incentive Plan. The target annual cash incentive compensation for Messrs. Ednie and Dozois, expressed as a percentage of annual base salary, was as follows:

Name	Target Cash Incentive Award as a Percentage of Annual Base Salary
Steven A. Ednie	53.5%
Timothy M. Dozois	36.5%

Performance Criteria. The performance criteria for Messrs. Ednie and Dozois pursuant to the 2016 Incentive Plan consisted of both Company and individual performance objectives, with the achievement of Company objectives weighted at 60% and the achievement of individual objectives weighted at 40%.

•	Company financial objectives included:

•	Expense control objectives, the achievement of which required us to substantially reduce year-over-year costs between 2015 and 2016;

•	Revenue objectives consistent with revenue projections in the Company’s 2016 budget; and

•	Profit and loss objectives for each executive’s respective cost center that the Compensation Committee deemed to be challenging but achievable.

•	Individual performance objectives included expanding capacity, increasing productivity, creating efficiencies, implementing tangible process improvements, and capitalizing on new opportunities.

The Compensation Committee established expense control goals to reward our executives for maintaining fiscal responsibility and implementing our cost reduction initiatives. The Compensation Committee established a revenue goal because we consider revenue to be a key driver of our growth and success. The Compensation Committee established cost center profit and loss objectives to render each executive accountable for the corporate function for which he is responsible. The Compensation Committee established individual performance objectives to motivate each executive to accomplish specific goals that are consistent with the Company’s objectives of growth and strong financial performance.

The following table shows the performance objectives established under the 2016 Incentive Plan for eligible named executive officers.

Company Performance Objectives – 60% of Target Payout

Objective	Weighting
Expense Control	40%
Revenue	40%
P&L Objectives	20%

Individual Performance Objectives – 40% of Target Payout

Objective
Fulfillment of the executive’s responsibilities within his specific function; the executive’s contributions in support of Company objectives; demonstrated leadership; management experience; achievement of core objectives

The Compensation Committee measured individual performance of our eligible named executive officers for 2016 using a rating scale consisting of four tiers, each of which translates to an achievement range as set forth in the following table. An employee performing below expectations was not eligible for an incentive award regardless of the achievement of Company performance objectives.

Rating	Achievement Percentage Range
Exceeds Expectations - (consistently exceeds expectations in essential areas of responsibility)	75% – 125%
Meets Expectations - (consistently meets expectations in essential areas of responsibility)	50% – 75%
Needs Improvement/New in Role - (in position less than 90 days)	0% – 50%
Below Expectations - (does not consistently meet expectations; failed in one or more areas of responsibility)	0%

Performance Objectives and Actual Performance. The Company performance objectives were determined based on objectives in our 2016 operating plan. The following table shows the 2016 Company performance objectives and actual 2016 achievement:

Company Objective	Favorable Variance to Budget	Achievement Percentage	Plan Weighting	Payout Percentage
Expense	15%	100%	40%	100%
Revenue	336%	150%	40%	150%
P&L	—	100%	20%	150%

Calculated Company Performance Payout:	130.0%

Messrs. Ednie and Dozois each achieved their P&L target objectives at a level of 100%.

In January 2017, the Compensation Committee and our Chief Executive Officer and President assessed the individual performance of Messrs. Ednie and Dozois for 2016 as part of our company-wide performance evaluation process. The Compensation Committee and our Chief Executive Officer and President determined that Mr. Ednie’s and Mr. Dozois’ bonus payments should be 118% and 103% of their respective targets.

Payout Structure. The payout structure under the 2016 Incentive Plan was based on the achievement of Company and individual performance objectives. The payout mechanics of the 2016 Incentive Plan based on the achievement of Company objectives were as follows:

Objective: Meet or exceed 2016 budget for non-variable cash expenses*:

Variance to Expense Budget	Achievement Percentage
>50% over expense budget	0% (minimum)
26-50% over expense budget	25%
0-25% over expense budget	75%
At expense budget	100%
0-25% under expense budget	100%
>25% under expense budget	125%

*	Extraordinary expenses associated with unbudgeted initiatives may be excluded.

Objective: Meet or exceed 2016 budget for revenue:

Percentage of Annual Revenue	Achievement Percentage
100% or less of target	50% (minimum)
101% – 125% of target	75%
126% – 175% of target	100%
176% – 250% of target	125%
251% or greater of target	150%

Objective: Achieve favorable variance from 2016 cost center profit and loss budget:

P&L Target	Achievement Percentage
Unfavorable variance to budget	25%
Favorable variance to budget	125%

The payments earned for performance under the 2016 Incentive Plan by Messrs. Ednie and Dozois were therefore as follows:

Name	Target Payout under 2016 Incentive Plan (as a % of annual base salary)	Actual Payout under 2016 Incentive Plan (as a % of annual base salary)	Actual Payout under 2016 Incentive Plan (as a % of target payout)	Actual Payout under 2016 Incentive Plan ($)
Steven A. Ednie	53.5%	63.1%	118%	$220,955
Timothy M. Dozois	36.5%	37.6%	103%	$105,519

Long-Term Equity Incentive Compensation

Long-term incentives are designed to attract a highly skilled and talented executive team, encourage long-term retention of executive officers, motivate our executive officers to focus on long-term company performance and recognize efforts of executives who contribute to the achievement of our business objectives. We believe the periodic vesting of long-term incentive compensation, which is contingent upon continued employment or the achievement of specific performance criteria, directly aligns executive officer interests with our shareholders’ interests. While no long-term incentives were granted to our executive officers in 2016, we believe that the existing awards continue to have sufficient retention value.

Compensation Mix

For 2016, the mix of the total compensation elements for each of our named executive officers was as follows:

Percent of Total 2016 Compensation

Named Executive Officer	Base Salary and Other Compensation	Annual Cash Incentive Compensation	Equity and Long-Term Incentive Awards(1)
Mr. Mikles	29%	—	71%
Mr. Ednie	62%	38%	—
Mr. Dozois	75%	25%	—

(1)	Mr. Mikles’ Equity and Long-Term Incentive Awards reflect the value of inducement awards granted in 2015 which vested based on attainment of 2016 performance conditions applicable to the individual awards.

Other Compensation

Employment, Severance and Change in Control Arrangements

Each of our executive officers is employed on an “at will” basis, which means that his employment may be terminated at any time, at the election of either the executive officer or Pendrell, for any reason or no reason, with or without notice. We issued employment letters to each of our named executive officers at the time of hire that contain general employment terms. The employment letter for Mr. Mikles includes additional severance and change in control benefits applicable to his long-term equity incentive awards. The employment letters for Messrs. Ednie and Dozois describe certain benefits payable upon termination of employment under certain circumstances, such as termination without “cause” or for “good reason.” These severance benefits are intended to provide competitive compensation and to ensure that our executive officers remain focused on our goals and objectives, as well as the interests of our shareholders, by removing uncertainties related to unexpected termination of employment. The named executive officers are also subject to the confidentiality, noncompetition and non-solicitation obligations set forth in our standard employee inventions agreement, some of which survive termination of employment.

All equity awards granted to our executive officers and non-executive employees under our 2000 Stock Incentive Plan, as amended and restated (the “2000 Plan”), provide for 100% vesting acceleration upon a change in control if the equity obligation is not assumed, continued, or substituted by the acquiring company. Conversely, under our 2012 Equity Incentive Plan (the “2012 Plan”), the vesting of an equity award accelerates upon a change of control only if such acceleration is contemplated by the agreement evidencing the award. The vesting of an equity award granted pursuant to the 2012 Plan may also be accelerated in the event of certain sales or dispositions of assets or securities, mergers, consolidations or similar transactions, unless otherwise provided in the agreement evidencing an equity award or any other written agreement between us and the holder of such equity award, or unless otherwise expressly provided by the plan administrator of the 2012 Plan at the time an equity award is granted.

Benefits

Our executive officers are eligible to participate in the same benefit programs offered to other eligible employees. These programs include medical, dental, vision, group life, accidental death and dismemberment, and disability insurance; an elective health care savings account; a transportation subsidy or paid parking, as applicable; paid time off; and holiday pay. The same contribution amounts, percentages and plan design provisions are generally applicable to all employees.

Our employees, including our named executive officers, are also eligible to participate in our 401(k) savings plan, a tax-qualified retirement savings plan pursuant to which all U.S.-based employees may contribute a portion of their cash compensation (including base salary and overtime pay) on a before-tax basis, up to the limit prescribed each year by the Internal Revenue Service. We match 100% of the first 3% of pay and 50% of the next 2% of pay that is contributed to the 401(k) savings plan. All employee contributions and matching contributions made by us to the 401(k) savings plan are fully vested upon contribution. Our executive officers participate in the benefit programs described above on the same basis as our other employees.

We have no defined benefit pension plans or supplemental retirement plans for executives.

Perquisites and Personal Benefits

We may offer other benefits to our employees and executive officers from time to time, which benefits are typically offered to help us compete more effectively to attract or retain an executive officer.

In April 2013, the Compensation Committee adopted a Pre-Approval Policy for Nominal Payments pursuant to which the Compensation Committee delegated authority to each of the Chief Executive Officer and the Chairman of the Compensation Committee to approve certain nominal payments to our executive officers from time to time. Our Chief Executive Officer is authorized to approve nominal payments to our executive officers (not including the Chief Executive Officer) up to an aggregate amount of $10,000 per year, per executive officer. The Chairman of the Compensation Committee is authorized to approve nominal payments to our executive officers up to an aggregate amount of $25,000 per year, per executive officer (when aggregated with any nominal payments approved by the Chief Executive Officer). These payments may include, without limitation, relocation assistance, transportation benefits, length of service awards, achievement awards and certain other payments.

As negotiated at the time of hire and reflected in his employment offer letter, we provided compensation to Mr. Dozois, who was based outside the state of Washington, to assist with commuting expenses incurred for travel to our headquarters in Kirkland, Washington. Effective January 2013, this compensation is paid in the form of a monthly stipend of $1,920. These amounts have been reported as taxable income to Mr. Dozois. There were no other perquisites provided to any named executive officer in 2016.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits upon a change in control that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code (“Section 409A”) also imposes additional significant taxes on the individual if an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A. We do not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any liability that he or she might owe upon application of Sections 280G or 4999 of the Code. The employment letters with our current named executive officers allow us to accelerate severance payments to the extent necessary to comply with Section 409A.

Other Policies and Considerations

Assessment of Risk in our Compensation Program

The Compensation Committee periodically assesses our compensation program to monitor and mitigate risk. The committee considers the primary design features of the compensation plans, monitoring compliance with our code of ethics, structuring executives’ pay to include both fixed and variable compensation, and retaining broad discretion over the award of annual performance-based cash incentive compensation. The Compensation Committee believes that the annual and long-term equity incentive compensation programs for our executive officers appropriately focus these individuals on our current and future business needs without encouraging undue risk-taking, and that our compensation policies and practices for all employees, including named executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Stock Ownership Guidelines

We currently do not require our executive officers to own stock, but the Compensation Committee is satisfied that stock and other equity holdings of our executive officers are sufficient to provide appropriate motivation and align the long-term interests of our executives with those of our shareholders.

Policies Regarding Granting of Equity Awards

We do not have any program, plan or obligation that requires the granting of stock options or other equity awards to any executive officer on specified dates, or that requires the named executive officers to hold stock options, restricted stock or RSUs beyond their vesting dates. All stock options are granted with exercise prices that are equal to the last sale price of our Class A common stock as reported on Nasdaq on the respective date of grant. We do not have either a policy or practice in place to grant equity awards that are timed to precede or follow the release or withholding of material nonpublic information. The Compensation Committee typically grants equity awards to executive officers at its scheduled meetings or by unanimous written consent. The Compensation Committee may authorize the future grant of an equity award to an executive officer in advance of the commencement of such officer’s employment by us, in which case the Compensation Committee’s approval of the award is subject to and effective on the date of hire or on the 15th day of the month that falls on or follows an executive officer’s employment start date.

Our Board of Directors has authorized our Chief Executive Officer, who is also a member of our Board of Directors, to grant equity awards to certain newly hired employees and consultants, subject to certain limitations, as follows:

•	the awards will be granted on the 15th day of the month that falls on or follows an individual’s employment start date;

•	the individual cannot report directly to the Chief Executive Officer or be subject to the reporting requirements of Section 16(a) of the Exchange Act;

•	the total number of shares granted under all awards to an individual during a single period may not exceed certain levels, as approved in advance by the Compensation Committee;

•	the total number of shares granted under all awards by the Chief Executive Officer during a calendar year may not exceed 100,000 shares; and

•	each stock option must have an exercise price equal to the closing share price on the date of grant.

Tax and Accounting Implications

Tax Deductibility of Executive Compensation. Section 162(m) of the Code (“Section 162(m)”) generally disallows an income tax deduction to publicly traded companies for compensation over $1.0 million paid to the chief executive officer or any of the other named executive officers, unless it qualifies as “performance-based compensation,” as defined in Section 162(m). Stock options granted under our equity plans will qualify as performance-based compensation and be exempt from the Section 162(m) deductibility limit provided these stock options are approved by the Compensation Committee and granted in compliance with the requirements of Section 162(m). The Compensation Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our shareholders. Given our changing focus, as well as the competitive market for outstanding executives, the Compensation Committee believes that it is important for it to retain the flexibility to design compensation programs consistent with our overall executive compensation program, even if some executive compensation is not fully deductible by us. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible, and reserves the right to do so in the future when appropriate.

Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of “Accounting Standards Codification Topic 718, Compensation—Stock Compensation.” Under the fair value provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award.

Policies on Hedging Economic Risk

No director or officer designated by our Board of Directors as a “reporting person or insider” may engage in any transaction involving our securities or securities of certain companies with whom we transact business (including a stock plan transaction such as an option exercise, a gift, a loan or pledge or hedge, a contribution to a trust, or any other transfer), without first obtaining pre-clearance of the transaction from our legal department.

Recovery of Incentive-Based Compensation

We recognize that our compensation program will be subject to the forthcoming amendments to stock exchange listing standards required by Section 954 of the Dodd-Frank Act, which requires that stock exchange listing standards be amended to require issuers to adopt a policy providing for the recovery from any current or former executive officer of any incentive-based compensation (including stock options) awarded during the three-year period prior to an accounting restatement resulting from material noncompliance of the issuer with financial reporting requirements. We intend to adopt a “clawback” policy which complies with all applicable standards when such rules become available.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2016. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in Pendrell’s annual report on Form 10-K and proxy statement relating to the 2017 annual meeting of shareholders.

COMPENSATION COMMITTEE

Mr. H. Brian Thompson, Chair

Mr. Stuart M. Sloan

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers during 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Lee E. Mikles(4)	2016	6,000	250,000	560,400	68,150	—	30	884,580
Chief Executive Officer and President	2015	3,500	—	6,860,000	1,591,325	—	30	8,454,855
	2014	—	—	—	107,909	—	48,066	155,975

Steven E. Ednie	2016	350,000	—	—	—	220,955	11,440	582,395
Vice President and Chief Financial Officer	2015	350,000	—	4,585	19,062	175,000	11,440	560,087
	2014	110,160	37,217	395,000	351,044	—	210	893,631

Timothy M. Dozois	2016	280,675	—	—	—	105,519	34,648	420,842
Corporate Counsel and Corporate Secretary	2015	280,675	—	26,200	108,924	100,000	34,648	550,447
	2014	277,778	62,520	—	163,273	—	34,448	538,019

(1)	Cash payment of $250,000 awarded to Mr. Mikles for his performance in 2016.
(2)	Reflects the aggregate grant date fair value, excluding the effect of estimated forfeitures, of awards granted in the year shown, computed in accordance with applicable accounting guidance for stock and option awards granted during each year, rather than an amount paid to or realized by an executive officer. These equity grants are described in the Compensation Discussion and Analysis under the caption “Outstanding Equity Awards at December 31, 2016” table below. We have disclosed the assumptions made in the valuation of the restricted stock and option awards under Note 2 and Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Although no equity awards were granted in 2016, certain of Mr. Mikles performance conditioned awards granted in 2015 were not valued until 2016. The amounts reported do not reflect the compensation actually received by our named executive officers. There can be no assurance that stock options will be exercised (in which case no value will be realized by the individual) or that the value on vesting of exercise will approximate the compensation expense recognized by the Company.
(3)	Amounts reported for 2014, 2015 and 2016 that represent “All Other Compensation” for each of the named executive officers are described in the table below captioned “Detail of ‘All Other Compensation’ in the Summary Compensation Table.”
(4)	Mr. Mikles was designated as a named executive officer of Pendrell in 2014. In 2014, Mr. Mikles was compensated pursuant to the Company’s Board Compensation Policy, as further described under the caption “Director Compensation.”

Detail of “All Other Compensation” in the Summary Compensation Table

Name	Year	Company Contribution 401(k) Plan ($)(1)	Term Life Insurance Premium ($)	Director Service Fees ($)(2)	Consulting Fees ($)	Retention Payment ($)	Taxable Commuting and Housing Benefits ($)	Total ($)
Mr. Mikles	2016	—	30	—	—	—	—	30
	2015	—	30	—	—	—	—	30
	2014	—	—	48,066	—	—	—	48,066

Mr. Ednie	2016	10,600	840	—	—	—	—	11,440
	2015	10,600	840	—	—	—	—	11,440
	2014	—	210	—	—	—	—	210

Mr. Dozois	2016	10,600	1,008	—	—	—	23,040	34,648
	2015	10,600	1,008	—	—	—	23,040	34,648
	2014	10,400	1,008	—	—	—	23,040	34,448

(1)	Under the Company’s 401(k) plan, the Company matches 100% of the first 3% and 50% of the next 2% of pay that is contributed to the plan. Matching contributions by the Company are immediately vested.
(2)	Represents compensation paid to Mr. Mikles for service as a non-employee director on the Company’s Board of Directors.

2016 Grants of Plan-Based Awards

The following table provides information concerning the cash incentive compensation earned by each of our named executive officers in 2016. Our executive officers did not receive any equity awards in 2016.

			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Mr. Ednie	—	03/17/16	28,087	138,565	250,915
Mr. Dozois	—	03/17/16	15,366	75,810	137,278

(1)	The amounts reported in these columns represent the threshold, target and maximum amounts of performance-based cash incentive compensation that might have been paid to each named executive officer under the 2016 Incentive Plan. The actual amounts paid for 2016 are shown in the “Non-Equity Incentive Compensation column of the “Summary Compensation Table.” These awards are described in further detail in the Compensation Discussion and Analysis in the section entitled “Performance-based Cash Incentive Compensation.”

Outstanding Equity Awards at December 31, 2016

The following table shows certain information regarding outstanding equity awards at December 31, 2016, for the named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)
Mr. Mikles	3,750	(2)	3,750		17.60	04/10/24
	6,000	(3)	—		12.70	10/01/24
	50,000	(4)	150,000		13.40	06/15/25
	50,000	(5)	—	150,000	13.40	06/15/25
							300,000	(6)	2,025,000
										300,000	(7)	2,025,000
										200,000	(8)	1,350,000
Mr. Ednie	25,000	(9)	25,000		$13.10	09/15/24
	1,576	(10)	1,574		$13.10	07/24/25
							12,500	(9)	84,375
							174	(10)	1,174
										15,000	(11)	101,250
Mr. Dozois	15,000	(12)	—		$27.80	07/15/21
	1,000	(13)	—		$26.40	02/15/22
	15,000	(14)	—		$12.10	08/24/22
	10,000	(15)	10,000		$15.20	02/28/24
	9,000	(10)	9,000		$13.10	07/24/25
							1,000	(10)	6,750
										7,500	(16)	50,625

(1)	Represents the closing price of a share of our Class A common stock on December 31, 2016 ($6.75) multiplied by the number of shares or units that have not vested.
(2)	Reflects stock options granted pursuant to the Company’s Board Compensation Policy for services provided as a director prior to appointment as an executive officer. The stock options vest in four equal annual installments beginning April 10, 2015.

(3)	Reflects stock options granted pursuant to the Company’s Board Compensation Policy for services provided as a director prior to appointment as an executive officer. The stock options fully vested on October 1, 2015.
(4)	The stock options vest in four equal annual installments beginning January 1, 2016.
(5)	The stock options vest in four equal annual installments beginning February 15, 2016, but only to the extent Pendrell achieves its performance objectives for the preceding calendar year under its then-applicable incentive plan. If Pendrell’s performance achievement is less than 100%, then the annual vesting will be limited to the extent to which Pendrell achieves its performance objectives. Any stock options that do not vest on an annual vesting date due to Pendrell performance achievement below 100% will expire.
(6)	The restricted stock units vest in three equal annual installments beginning January 1, 2017.
(7)	The performance-based restricted stock units vest in three equal annual installments beginning February 15, 2017, but only to the extent Pendrell achieves its performance objectives for the preceding calendar under its then-applicable incentive plan. If Pendrell’s performance achievement is less than 100%, then the annual vesting will be limited to the extent to which Pendrell achieves its performance objectives. Any restricted stock units that do not vest on an annual vesting date due to Pendrell achievement below 100% will be forfeited.
(8)	The restricted stock units will fully vest when the average closing share price of the Company’s Class A common stock for any 60 consecutive calendar days, as reported on Nasdaq, is $30.00 or higher (the “Mikles Price Trigger”). If the Mikles Price Trigger is not achieved by December 31, 2019, then none of the restricted stock units will vest.
(9)	The stock options and restricted stock units vest in four equal annual installments beginning September 15, 2015.
(10)	The stock options and restricted stock units vest as to 50% of the shares on July 24, 2016, 25% of the shares on July 24, 2017, and 25% on July 24, 2018.
(11)	The restricted stock units will fully vest when the average closing price of Class A common stock, measured over any 60 consecutive calendar days, as reported on Nasdaq, has reached or exceeded $30.00 per share (the “Price Trigger”). If the Price Trigger is not achieved by September 15, 2017, then none of the shares will vest.
(12)	The stock options vested in four equal annual installments beginning June 17, 2012 and were fully vested at December 31, 2015.
(13)	The stock options vest in four equal annual installments beginning February 15, 2013 and were fully vested at February 15, 2016.
(14)	The stock options vest in four equal annual installments beginning August 24, 2013 and were fully vested at August 24, 2016.
(15)	The stock options vest in four equal annual installments beginning February 28, 2015.
(16)	The performance-based restricted stock awards will vest on the earlier of (i) when the Company’s trailing 12-month net income reaches $100 million, and (ii) when the average closing share price of the Company’s Class A common stock for any 60 consecutive calendar days, as reported on Nasdaq, is $30.00 or higher. If any performance target is not met by July 15, 2018, the unvested awards will be forfeited.

2016 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mr. Mikles	—	—	100,000	515,500
Mr. Ednie	—	—	6,425	42,879
Mr. Dozois	—	—	2,125	12,802

(1)	Represents the aggregate number of shares vesting, prior to any withholding of shares to satisfy tax withholding obligations.
(2)	Equal to number of shares vesting multiplied by the fair market value of Pendrell Class A common stock on the vesting date.

Pension Benefits

During 2016, we did not provide pension benefits for any named executive officer.

Non-Qualified Deferred Compensation

During 2016, we did not provide non-qualified deferred compensation benefits for any named executive officer.

2016 Potential Payments Upon Termination or Change in Control

The following table reflects the amount of compensation that would have been payable to each of the named executive officers in the event of the termination of such executive’s employment under certain circumstances, assuming that (i) the triggering event took place on December 30, 2016, the last business day of the 2016 fiscal year, (ii) the price per share of our Class A common stock was $6.75, which was the closing market price on December 30, 2016, and (iii) all cash payments are made in a lump sum.

	Change in Control	Employment Termination Events(1)
	Accelerated Vesting of Equity Awards	Severance Payment	Accelerated Vesting of Equity Awards
Mr. Mikles(2)	$1,350,000	—	$1,350,000
Mr. Ednie(3)	—	$175,000	—
Mr. Dozois(4)	$50,625	$280,675	—

(1)	Messrs. Mikles, Ednie and Dozois are or were entitled to certain payments in the event their employment relationship is or was terminated under certain circumstances as described below.
(2)	If the Company terminates Mr. Mikles without Cause, or if he is terminated or resigns from the Company for Good Reason (as such terms are described below), upon a release of claims provided by Mr. Mikles, any time-based or performance-based options, restricted shares or RSUs that would have vested within twelve months after such employment termination shall vest, with the time-based options, restricted shares and RSUs vesting immediately. The performance-based options, restricted shares and RSUs that cannot be measured as of the date of employment termination (i.e., because Pendrell performance has not yet been measured) will vest on the date that performance is measured, which shall be no later than the next succeeding February 15. In addition, if the Company had terminated Mr. Mikles without Cause, or if he was terminated or resigned from the Company for Good Reason before January 1, 2017 and the performance criteria applicable to 200,000 RSUs granted to Mr. Mikles on June 15, 2015 were achieved prior to Mr. Mikles’ termination date, then these RSUs would have vested.
(3)	Mr. Ednie’s severance payment is equal to 50% of his annual base salary ($350,000 at December 31, 2016) and will be paid in the event of Mr. Ednie’s involuntary termination without Cause (as described below).
(4)	Mr. Dozois’ severance payment is equal to his annual base salary ($280,675 at December 31, 2016) and will be paid in the event of the involuntary termination of his employment other than for Cause or his resignation for Good Reason (as such terms are described below).

Change in Control

All equity awards granted to our named executive officers and non-executive employees under the 2000 Plan provide for 100% vesting acceleration in the event the Company is subject to a change in control and the equity obligation is not assumed, continued or substituted by the acquiring company. Under the 2012 Plan, the vesting of an equity award may accelerate upon a change of control only if acceleration is contemplated by the agreement evidencing an award. The vesting of an equity award granted pursuant to the 2012 Plan may also be accelerated in the event of certain corporate transactions, including certain sales or dispositions of assets or securities, mergers, consolidations or similar transactions unless otherwise provided in the agreement evidencing an equity award or any other written agreement between the Company and the holder of such equity award, or unless otherwise expressly provided by the plan administrator of the 2012 Plan at the time an equity award is granted.

Termination

Messrs. Mikles, Ednie and Dozois each have certain severance provisions in their employment or retention letter agreements that may be triggered upon termination of their respective employment or consulting relationship with the Company, as described below.

Lee E. Mikles. Mr. Mikles’ employment is at-will, and he is subject to termination with or without Cause (as described below). However, if we terminate Mr. Mikles without Cause, or if he is terminated or resigns from the Company for Good Reason (as such terms are described below), upon a release of claims provided by Mr. Mikles, any time-based or performance-based options, restricted shares or RSUs that would have vested within twelve months after such employment termination shall vest, with the time-based options, restricted shares and RSUs vesting immediately. The performance-based options, restricted shares and RSUs that cannot be measured as of the date of employment termination (i.e., because Pendrell performance has not yet been measured) will vest on the date that performance is measured, which shall be no later than the next succeeding February 15. In addition, if the Company terminates Mr. Mikles without Cause, or if he is terminated or resigns from the Company for Good Reason before January 1, 2017 and the performance criteria applicable to 200,000 RSUs granted to Mr. Mikles on June 15, 2015 have been achieved prior to Mr. Mikles’ termination date, then these RSUs will immediately vest.

Steven A. Ednie. Mr. Ednie’s employment is at will, and he is subject to termination with or without Cause (as described below). However, if we terminate Mr. Ednie’s employment without Cause, upon a release of claims provided by Mr. Ednie, he is entitled to payment of an amount equal to 50% of his annual base salary then in effect (which was $350,000 at December 31, 2016).

Timothy M. Dozois. Mr. Dozois’ employment is at will, and he is subject to termination with or without Cause. If we terminate Mr. Dozois’ employment without Cause, or if he resigns from the Company for Good Reason (as such terms are described below), upon a release of claims provided by Mr. Dozois, he is entitled to payment of an amount equal to his annual base salary then in effect (which was $280,675 at December 31, 2016).

Certain Defined Terms

Cause. For purposes of the arrangements described above, “Cause” means dismissal due to willful material misconduct or failure to effectively discharge duties, conviction or confession of a crime punishable by law (except minor violations), the performance of an illegal act while purporting to act in the Company’s behalf, or engaging in activities directly in competition or antithetical to the best interests of the Company.

Good Reason. For purposes of the arrangements with Messrs. Mikles and Dozois, “Good Reason” has the meanings set forth below.

• Mr. Mikles. Resignation by Mr. Mikles for “Good Reason” means, without Mr. Mikles’ consent, (i) a relocation of Mr. Mikles’ principal office to a location more than 30 miles away from his current office that increases the distance from his principal office to his residence, not undertaken at his direction or with his agreement, (ii) a change in reporting relationship to someone other than the current Executive Chairman of the Company’s Board of Directors, or (iii) a change in voting control of the Company such that Eagle River and its affiliates no longer own or control at least 51% of the Company’s voting power. Termination for “Good Reason” means termination of employment by death or disability that renders Mr. Mikles incapable of performing the duties described in his employment agreement with the Company for a period that is reasonably expected to exceed eight weeks.

• Mr. Dozois. “Good Reason” means, without Mr. Dozois’ consent, a reduction of salary not agreed to by Mr. Dozois, or a material diminution of other employee benefits, other than any employee benefits approved by the Board of Directors and implemented in a non-discriminatory fashion with respect to all participating employees, and subject to the terms and provisions set forth in the employment letter agreement between the Company and Mr. Dozois.

SECURITIES AUTHORIZED FOR  ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 31, 2016, relating to Pendrell’s equity compensation plans pursuant to which grants of stock options, restricted stock, or other rights to acquire shares may be granted from time to time:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,139,870	$15.70	2,449,419
Equity compensation plans not approved by security holders	—	—	—

Total	2,139,870	$15.70	2,449,419

(1)	Excludes 56,250 shares subject to restricted stock awards that remain subject to forfeiture.
(2)	Excludes the impact of 56,250 shares subject to restricted stock awards and 834,505 shares subject to restricted stock unit awards that have no exercise price.

PROPOSAL 3

APPROVAL OF AN ADVISORY (NON-BINDING) RECOMMENDATION ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the Company is required to ask its shareholders, no less frequently than every six (6) years, to recommend a one (1), two (2), or three (3) year duration between advisory votes on executive compensation. At our 2011 annual meeting of shareholders, our shareholders agreed with our recommendation that “say on pay” votes be conducted annually. After careful consideration and dialogue with our shareholders, the Compensation Committee and the Board of Directors have determined that holding an advisory (non-binding) vote on executive compensation every year continues to be the most appropriate policy for the Company and recommends that shareholders vote for future advisory (non-binding) stockholder votes on executive compensation to occur every year. This vote on the frequency of future votes on executive compensation is non-binding on the Compensation Committee and the Board of Directors, and the Compensation Committee and the Board of Directors anticipate a careful review of the voting results.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: 1 year, 2 years, 3 years or abstain and, therefore, shareholders will not be voting to approve or disapprove the recommendation. The choice that receives the most votes will be the recommendation of the shareholders. Notwithstanding the Compensation Committee and the Board of Directors’ recommendation and the outcome of the shareholder vote, the Compensation Committee and the Board of Directors may in the future decide to conduct advisory (non-binding) votes on a different basis and may vary the practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The Board of Directors recommends that Shareholders vote for a one year duration between future advisory (non-binding) votes on executive compensation

PROPOSAL 4

APPROVAL OF REVERSE STOCK SPLIT

SUMMARY TERM SHEET FOR PROPOSAL 4

The following summary term sheet provides material information regarding the proposed transaction described in this proposal. In addition to reviewing this summary term sheet, please read the more detailed description of this proposal provided below.

•

Reverse Stock Split. Our Board has unanimously approved, and is recommending that our shareholders approve, a reverse split of our issued and outstanding shares of Class A common stock (the “Class A Stock”) and Class B common Stock (collectively with the Class A Stock, the “Common Stock”) at an exchange rate of 1-for-100 (the “Reverse Stock Split”). See “Special Factors—Board Deliberations” below.

•

Payment for Fractional Shares. If approved and implemented, the Reverse Stock Split will reduce all issued and outstanding shares of Common Stock into one hundredth (1/100) of the pre-split number of shares of Common Stock. In lieu of any fractional shares that would otherwise result from the Reverse Stock Split, the Company will pay each holder of a fractional share cash equal to such fraction multiplied by the greater of $6.55 or the average closing price of Class A Stock for the twenty trading days immediately preceding the effective date of the Reverse Stock Split (such higher price referred to as the “Per Share Price”). See “Special Factors—Principal Effects of the Reverse Stock Split if Implemented” below.

•

Shareholder Approval. Approval of the Reverse Stock Split requires the affirmative vote of holders of shares of Common Stock that represent a majority of the votes attributable to shares of Common Stock and entitled to vote at the Company’s annual meeting of shareholders. Eagle River Satellite Holdings, LLC, together with its affiliates Eagle River Investments, LLC, Eagle River, Inc. and Eagle River Partners, LLC (collectively, “Eagle River”), controls approximately 67% of the voting power of our outstanding Common Stock. Therefore, Eagle River controls the outcome of matters requiring shareholder approval, including the Reverse Stock Split. Eagle River is controlled by Craig O. McCaw, who also serves on the Board and, in his capacity as a Board member, approved the Reverse Stock Split. However, Eagle River has not indicated whether it will approve the Reverse Stock Split. See “Special Factors—Required Vote” below.

•

Purpose of Transaction. Since 2006, we have filed periodic and current reports with the Securities and Exchange Commission (“SEC”) as required by the Exchange Act and the rules enacted under that act (“Reporting Requirements”). So long as our number of record holders exceeds 300, we are subject to Reporting Requirements. Our Board believes that the Reverse Stock Split will fractionalize enough shares of our Common Stock (which will thereafter be cashed out) to reduce our number of record holders to substantially less than 300. With less than 300 record holders, we will no longer be subject to Reporting Requirements. In the absence of Reporting Requirements, we can eliminate the Company’s reporting obligations under the Exchange Act (the “De-registration”) and terminate the Company’s listing on Nasdaq (the “De-listing”). See “Special Factors—Purpose of the Reverse Stock Split” below.

•

Reasons for Transaction. If we are relieved of Reporting Requirements, and thereafter proceed with De-registration and De-listing, we anticipate significant annual cost savings, likely more than $1 million per year. We also anticipate increased operational flexibility, firmer confidentiality commitments, and visibility to potential business partnerships that are not available as a reporting company. See “Special Factors—Purpose of the Reverse Stock Split” and “Special Factors—Advantages of the Reverse Stock Split” below.

•

Fairness of Transaction.The Board believes that the Per Share Price, at the greater of $6.55 per share or the trailing 20-day average trading price leading up to the Reverse Stock Split, is fair to the Company’s shareholders, including its unaffiliated shareholders. See “Special Factors—Fairness of the Reverse Stock Split” below.

•

Timing of Transaction. If the Company’s shareholders approve the Reverse Stock Split, the Board will have the authority to implement the Reverse Stock Split sometime during the fourth quarter of 2017, but only if the Board confirms that the Reverse Stock Split will facilitate De-registration and De-listing. The Board reserves the right to delay or abandon the Reverse Stock Split at any time prior to implementation if it determines, in its sole discretion, that the Reverse Stock Split will not facilitate De-registration and De-listing, or is no longer in the best interests of the Company and its shareholders. See “Special Factors—Effective Time” below.

•

No Appraisal Rights. Under Washington law, shareholders are not entitled to dissenters’ or appraisal rights from the Reverse Stock Split, except with respect to fractional shares that are redeemed. The Company will not independently provide shareholders with any dissenters’ or appraisal rights that are not provided under applicable law. See “Special Factors—No Appraisal Rights” below.

•

Trading Market. If the Reverse Stock Split is implemented and the Company thereafter proceeds with De-registration and De-listing, the Class A Stock will no longer be listed or actively traded on a nationally recognized securities market. However, the Class A Stock may continue to trade on OTC Pink®, a market often referred to as the “pink sheets,” and the Company may subscribe to the OTC Disclosure & News Service to facilitate periodic disclosure of information material to the Company and its shareholders. The Board is continuing to assess the benefits and risks of disclosure of information through the OTC Disclosure & News Service. See “Special Factors—Liquidity Consequences of De-registration and De-listing” below.

•

Schedule 13E-3 Filing. The Reverse Stock Split may be considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act because it is intended to, and, if completed, will enable us to proceed with De-registration and suspension of our duty to file periodic reports and other information with the SEC under Section 13(a) of the Exchange Act.

SPECIAL FACTORS REGARDING PROPOSAL 4

Purpose of the Reverse Stock Split

The purpose of the Reverse Stock Split is to fractionalize and redeem sufficient shares of Common Stock to reduce our number of record holders to substantially fewer than 300, thereby relieving us of Reporting Requirements and facilitating De-Registration and De-Listing. If we are relieved of Reporting Requirements, and thereafter proceed with De-registration and De-listing, we anticipate significant annual cost savings; likely more than one million dollars. As a non-reporting issuer, we also anticipate increased operational flexibility, firmer confidentiality commitments, and visibility to potential business partnerships that are not available as a reporting company.

Board Deliberations

In January 2016, our Board established its Special Committee to assess the Company’s status as a Nasdaq listed reporting company. From December 2016 through March 2017, the Special Committee carefully considered the benefits and burdens of being a listed reporting company and the advantages and disadvantages of De-registration and De-listing. The Special Committee also considered other alternatives to the Reverse Stock Split. Following such considerations, the Special Committee recommended that the Board approve, and recommend to shareholders that they approve, the Reverse Stock Split to facilitate De-registration and De-listing.

The Special Committee and the Board considered numerous factors that favor a Reverse Stock Split, including those factors set forth below under “Advantages of the Reverse Stock Split.” The Special Committee and the Board also considered reasons for maintaining SEC reporting status and a Nasdaq listing, as further discussed below under “Disadvantages of the Reverse Stock Split.” As further disclosed under “Fairness of the Reverse Stock Split,” the Board determined that the Reverse Stock Split is fair to all shareholders, including unaffiliated shareholders.

On March 9, 2017, based on the unanimous recommendation of the Special Committee, the Board approved and recommended to the shareholders the Reverse Stock Split. On March 23, 2017, after further discussions with management, advisors and shareholders, and further review and consideration, the Board determined that consummation of the Reverse Stock Split should be deferred until no earlier than the fourth quarter of 2017.

The Board believes the Reverse Stock Split will allow the Company to reduce costs and redirect resources to the Company’s business initiatives.

Principal Effects of the Reverse Stock Split if Implemented

If approved and implemented, the Reverse Stock Split will transform all issued and outstanding shares of Common Stock into one hundredth (1/100) of the pre-split number of shares of Common Stock. In lieu of any fractional shares that would otherwise result from the Reverse Stock Split, the Company will pay cash equal to such fraction multiplied by the greater of $6.55 or the average closing price of Class A Stock for the twenty trading days immediately preceding the effective date of the Reverse Stock Split (such higher price referred to as the “Per Share Price”). The Special Committee determined the Per Share Price by (i) reviewing the market performance of the Class A Stock from the beginning of 2016 through the Record Date, (ii) recognizing the per-share price paid by the Company to redeem more than ten percent of the outstanding shares of Common Stock from Highland Crusader Offshore Partners, L.P. (“Crusader”), and (iii) assessing numerous subjective factors, as more fully described below. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares), or any shareholders’ proportionate voting power (subject to the treatment of fractional shares).

Our authorized capital stock currently consists of 900,000,000 shares of Class A Stock, par value $0.01, 150,000,000 shares of Class B common stock, par value $0.01, and 75,000,000 shares of preferred stock, par value $0.01. Although the Reverse Stock Split will not affect the rights of shareholders or any shareholder’s proportionate ownership interest in the Company, the number of authorized shares of our Common Stock and preferred stock will not be reduced, thereby effectively increasing the number of shares of Common Stock available for future issuance. Similarly, the total number of authorized shares of preferred stock will remain unchanged. The conversion ratio of our issued and outstanding shares of preferred stock will adjust proportionately with the ratio of the Reverse Stock Split.

The table below sets forth, as of the Record Date and for illustrative purposes only, anticipated effects of the Reverse Stock Split, including on our total outstanding Common Stock equivalents (without giving effect to the treatment of fractional shares).

	Shares Outstanding Prior to Split	Shares Outstanding After Split
Class A Stock outstanding	19,290,646	192,306
Class B common stock outstanding	5,366,000	53,660
Class A Stock underlying options	1,300,918	13,009
Class A Stock underlying restricted stock units	690,365	6,903

Total Common Stock and equivalents	26,647,929	265,878

As illustrated by the table above, the Reverse Stock Split will not fractionalize any existing shares of Class B common stock. We estimate that the Reverse Stock Split will fractionalize approximately 60,000 shares of Class A Stock. The resulting redemption cost of the fractionalized shares of Common Stock, at the Per Share Price, will be less than $400,000, assuming the market price of the Class A Stock does not materially increase prior to effectiveness of the Reverse Stock Split.

The principal effects of the Reverse Stock Split will be as follows:

•

each hundred (100) shares of Common Stock owned by a shareholder will be combined into one new share of Common Stock, with cash paid in lieu of any fractional shares that would otherwise result from the Reverse Stock Split;

•	the number of shares of Common Stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

•

due to redemption of fractional shares, and assuming no material change in the number of record holders prior to effectiveness of the Reverse Stock Split, the number of record holders of the Company’s common stock will be reduced to approximately 170.

•

proportionate adjustments will be made to the per share exercise prices and number of shares issuable upon exercise or conversion of outstanding options, warrants, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

•

to the extent proportionate adjustments reduce the number of shares issuable upon exercise or conversion of an outstanding option, warrant or other convertible or exchangeable security to less than one share, the Company will redeem the convertible security for the Per Share Price multiplied by the fractional share into which such convertible security is convertible, less the exercise price for such convertible security;

•	the number of shares reserved for issuance or under the convertible securities described above will be reduced proportionately; and

•	the number of shares of Common Stock available for future issuance will increase, as described above.

If our shareholders do not approve this proposal, our number of record holders may remain above 300, in which case Reporting Requirements will continue to apply, and we will not achieve the cost savings and strategic flexibility that would accompany De-registration. In the absence of De-registration, we will likely maintain our Nasdaq listing, given that cost savings of De-listing are more modest than cost savings from De-registration.

Advantages of the Reverse Stock Split

The Special Committee and the Board considered numerous factors in reaching their conclusions to unanimously support and recommend the Reverse Stock Split, including those set forth below.

Cost Savings. The costs of being a public reporting company are significant and have increased over the years, in part because of internal control assessment and audit requirements of Section 404 and other requirements imparted by Sarbanes-Oxley Act and the Dodd-Frank Act. Legislation such as Sarbanes-Oxley Act and the Dodd-Frank Act will continue to increase the compliance burdens and potential liabilities of being a public reporting company. Such legislation will also increase audit fees and other costs of compliance, such as outside securities legal counsel fees, as well as outside director fees and insurance premiums to cover potential liability faced by our officers and directors. We also incur substantial indirect costs for management time expended to prepare and review our public filings. The Board believes that Deregistration and suspension of our periodic reporting obligations will save us more than $1 million per year. These estimated annual cost savings reflect, among other things: (i) a reduction in audit, legal and other fees, (ii) the elimination of various internal costs associated with filing periodic reports with the SEC, (iii) the elimination of independent board committees and reduction in board compensation, and (iv) the reduction or elimination of various clerical and other expenses associated with being a public company. These cost savings are only estimates. The actual savings we realize from the transaction may be higher or lower than such estimates, but the savings will continue annually.

Additional Management Time. The Special Committee and the Board believe that De-registration and De-listing will also free management and staff time to focus further on long-term business objectives as well as internal financial reporting and analytics to support those objectives.

Elimination of Disclosure Obligations. In the absence of Reporting Requirements, the Special Committee and the Board believe we will be better positioned to give and receive strategic and competitively sensitive information. Our management will also be able to focus on long-term growth without undue emphasis on short-term financial results.

Other Factors. The Special Committee and the Board also considered the potential future freedom from other regulatory schemes, such as the Investment Company Act, in deciding to support the Reverse Stock Split.

Disadvantages of the Reverse Stock Split

The Special Committee and the Board also considered the disadvantages of the Reverse Stock Split, including those set forth below.

No Participation in Future Growth by Cashed-Out Shareholders. Shareholders whose shares are fractionalized and redeemed may not agree that the Per Share Price is a fair basis for determining the redemption price of their fractionalized shares, and such shareholders will no longer have any ownership and will no longer participate in our future earnings and growth. These cashed-out shareholders may bring fair value claims or related litigation.

Limited Liquidity. Without regular trading on a nationally recognized securities exchange, our stock may be more thinly traded, making it more difficult for our shareholders to sell shares, may experience greater price volatility, and may not attract analyst coverage, all of which may result in a decline in the value of our Class A Stock. Although the trading volume in our Class A Stock has been, and continues to be, relatively limited, the trading volume of our Class A Stock is expected to be even more limited after De-registration and De-listing. Although the Class A Stock may continue to trade on OTC Pink®, a market often referred to as the “pink sheets,” and the Company may subscribe to the OTC Disclosure & News Service to facilitate periodic disclosure of information material to the Company and its shareholders, we expect that liquidity in our Class A Stock will decline after the Reverse Stock Split.

Reduced Equity Capital Raising Opportunities. If we seek capital in the future, our access to capital markets might be hindered, or we may not be able to raise capital on terms acceptable to us, or at all. Reporting companies generally have easier and more efficient access to the public capital markets to raise cash. Similar opportunities are generally less available (without significant expense) to companies that do not have a class of securities registered with the SEC. Following De-registration, it will likely cost more and take more time for us to raise equity capital from public or private sources

Reduced Management Incentive. Without regular trading on a national securities exchange, our ability to use shares for compensatory purposes or as currency may be limited. The lack of a ready market for our Common Stock may result in fewer opportunities to utilize equity-based incentive compensation tools to recruit and retain executive talent. Stock options and other equity-based incentives are typically less attractive if they cannot be turned into cash quickly and easily once earned.

Loss of Prestige. Without regular trading on a national securities exchange, we could lose investor confidence, experience increased employee turnover, and encounter fewer business development opportunities. SEC reporting companies are often viewed by shareholders, employees, agents, investors, customers, vendors and others as more established, reliable and prestigious than privately held companies. A company that de-registers and de-lists may risk losing prestige in the eyes of the public, the investment community and key constituencies.

Reduction in Information about the Company. If we are no longer filing current or periodic reports, material information regarding the Company may not be in the public domain. As a result, continuing shareholders may have access to less information about us and our business, operations, and financial performance than is presently made available.

Other Potential Negative Factors. The Special Committee and Board considered other potential negatives of De-registration and the De-listing, including the following:

• We have limited ability to control our shareholders’ acquisition or disposition of shares. If we terminate our SEC reporting obligations and delist from Nasdaq, and if our number of record holders thereafter increases to more than 300, we will again be required to fulfill SEC reporting obligations.

• There is no assurance that the per share value of our Class A Stock after the Reverse Stock Split will remain in proportion to the reduction in the number of shares of Class A Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our Class A Stock on April 17, 2017 of $6.13 per share, if the Reverse Stock Split is approved and implemented, there is no assurance that the post-split value of a share of Class A Stock will be $613.00 or greater.

• The number of shares of Common Stock available for future issuance will increase from 874,932,466 shares to 899,749,926 shares, increasing the ability of our Board to issue authorized and unissued shares in the future without further shareholder approval. The issuance in the future of additional shares may dilute earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of Common Stock.

• Without regular trading on a major market, there may be no independent basis upon which to value our Common Stock.

Alternatives Considered

Our Board of Directors considered other methods of effecting a transaction to complete the De-registration and De-listing, but ultimately rejected each of these alternatives and determined that the Reverse Stock Split was preferable to the other alternatives. When considering the various alternatives to the Reverse Stock Split, the primary focus was the level of assurance that the selected alternative would result in us having fewer than 300 record owners of our Common Stock, the time frame within which such alternative could reasonably be expected to be achieved, as well as the potential costs of the alternative transactions.

Purchase of Shares on the Open Market. We considered making periodic repurchases of our Class A Stock in the open market. However, this alternative would take an extended amount of time to complete, and, as it would be voluntary on the part of shareholders, there would be no assurance of acquiring sufficient shares to reduce the number of record holders of our Common Stock to fewer than 300. The cost of such a method would also be undeterminable.

Issuer Tender Offer. Under this alternative, we would offer to purchase a set number of shares of our Class A Stock according to a specific timetable. Because the tender of shares would be at the option of each shareholder, there could be no assurance that enough shareholders would participate to reduce the number of record holders of our Common Stock to fewer than 300. In addition, the cost of effecting an issuer tender offer would likely be greater than the cost of implementing the Reverse Stock Split. Further, if after the issuer tender offer, the number of record holders of our Common Stock remained above 300, we would need to engage in a subsequent transaction to eliminate additional record holders.

For the reasons discussed above, our Board determined that the Reverse Stock Split was the most expeditious and economical way of undertaking a De-registration and De-listing transactions.

Fairness of the Reverse Stock Split

The Special Committee and the Board believe that the Reverse Stock Split is fair to our shareholders, including unaffiliated shareholders.

Substantive Fairness. The Special Committee and the Board devoted substantial time and resources to structure the Reverse Stock Split in a manner that is fair to shareholders, particularly to holders of shares that will be fractionalized and redeemed through the Reverse Stock Split. Through its assessment, the Special Committee and Board determined that market price is the best indicator of share value. However, the Special Committee and Board recognized that on March 13, 2017, the Company repurchased approximately ten percent of the Company’s outstanding common stock from Crusader in an arms’ length transaction at $6.55 per share. The Special Committee reviewed the terms of the repurchase from Crusader and determined that, in fairness to those holders whose shares will be fractionalized by the Reverse Stock Split, the Company should pay no less than $6.55 for fractionalized shares.

The Special Committee and Board also recognized that adverse jury verdicts in litigation filed by the Company’s subsidiary ContentGuard Holdings, Inc. (“CGH”) likely prompted a decline in market price of the Class A Stock in late 2015. CGH appealed those adverse jury verdicts to the Federal Circuit Court, where oral arguments are scheduled for June 2017 and appellate decisions anticipated by early Fall 2017. By deferring implementation of the Reverse Stock Split until the fourth quarter of 2017, the Special Committee and Board intend to (i) provide all shareholders with the opportunity to participate in any market price increase that might be prompted by CGH appellate results, and (ii) provide all shareholders with ample time to divest their shares if they cannot or choose not to hold shares that are not listed on a national securities exchange. Accordingly, the Price Per Share will increase to the trailing 20-day average trading price leading up to the Reverse Stock Split if that average price exceeds $6.55 per share. The Special Committee and the Board are unable to predict whether the closing per-share trading price prior to the consummation of the Reverse Stock Split will exceed $6.55.

In making the determination that the Reverse Stock Split was fair to shareholders, the Board and the Special Committee considered the factors listed above under “Advantages of the Reverse Stock Split” and “Disadvantages of the Reverse Stock Split,” as well as various alternatives to the Reverse Stock Split as described above under “Alternatives Considered.”

In addition, the Board and the Special Committee recognized that current shareholders who hold fewer than 100 shares of our Class A Stock can remain holders of Class A Stock by acquiring additional shares so that they own at least 100 shares of Class A Stock immediately before the Reverse Stock Split. Conversely, shareholders who own 100 or more shares of our Class A Stock and desire to liquidate their shares of Class A Stock in connection with the Reverse Stock Split (at the price offered by us) can reduce their holdings to less than 100 shares by selling shares of Class A Stock prior to the Reverse Stock Split. Moreover, by deferring the implementation of the Reverse Stock Split until the fourth quarter of 2017, the Board will provide shareholders with several months during which they may acquire additional shares or divest their shares.

Procedural Fairness. Our Board established the Special Committee in January 2016 to assess the Company’s status as a Nasdaq listed reporting company. The Special Committee is comprised of the four directors who are independent of management and qualify as independent as that term is defined in Rule 5605(a)(2) of the Nasdaq listing standards. The Special Committee carefully considered the benefits and burdens of being a listed reporting company and the advantages and disadvantages of De-registration and De-listing. The Special Committee also considered other alternatives to the Reverse Stock Split. Following such considerations, the Special Committee unanimously recommended that the Board approve, and recommend to shareholders that they approve, the Reverse Stock Split to facilitate De-registration and De-listing, and the Special Committee assessed and determined the price to be paid to shareholders whose fractionalized shares will be redeemed for cash following the Reverse Stock Split.

The Special Committee and the Board determined that affiliated and unaffiliated shareholders will be treated equally in the Reverse Stock Split, with such treatment depending simply on whether they hold at least 100 shares of our Common Stock. Moreover, shareholders potentially can increase, divide, or otherwise adjust their existing holdings at any time prior to the consummation of the Reverse Stock Split so as to retain some or all of their shares, or to receive cash for some or all of their shares, as they see fit.

Repurchases of Equity Securities By Issuer

On March 13, 2017, the Company repurchased 2,432,923 shares of Class A Stock from Crusader. From time to time, the Company has also withheld shares of restricted Class A Stock from participants in the Company’s stock incentive plans to satisfy tax withholding obligations. The Company has not otherwise repurchased shares of Common Stock.

Liquidity Consequences of De-registration and De-listing

If the Reverse Stock Split is implemented and the Company thereafter proceeds with De-registration and De-listing, the Class A Stock will no longer be listed or actively traded on a nationally recognized securities market. However, the Class A Stock may continue to trade on OTC Pink®, a market often referred to as the “pink sheets,” and the Company may subscribe to the OTC Disclosure & News Service to facilitate periodic disclosure of information material to the Company and its shareholders. The Board is continuing to assess the benefits and risks of disclosure of information through the OTC Disclosure & News Service.

Effective Time

The Reverse Stock Split, if implemented, will become effective as of the filing (the “Effective Time”) of Articles of Amendment to the Company’s Articles of Incorporation, as amended, with the Secretary of State of the State of Washington. Except for treatment of fractional shares, at the Effective Time, shares of our Common Stock issued and outstanding immediately prior to the Effective Time will be combined, automatically and without any action on the part of our shareholders, into a smaller number of shares of our Common Stock, in accordance with the 1-for-100 exchange rate. The Board currently anticipates an Effective Time sometime late in fourth quarter of 2017, such that the Company can complete the De-registration and De-listing process by year end. However, the Board retains the ability to delay or suspend the Effective Time if it determines, in its sole discretion, that the Reverse Stock Split will not facilitate De-registration and De-listing, or is no longer in the best interests of the Company and its shareholders.

After the Effective Time, our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we intend to notify the SEC of our intent to de-register prior to the end of 2017, such that our Reporting Requirements will terminate following the filing of our Form 10-K for 2017.

Cash in Lieu of Fractional Shares

No fractional shares of Common Stock will be issued following the Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled, the Company will pay cash equal to such fraction multiplied by the number of shares fractionalized by the Reverse Stock Split.

Effect on Beneficial Holders of Common Stock (i.e., Shareholders Who Hold In “Street Name”)

We intend to treat shares held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their own names. Banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If a shareholder holds shares of our Class A Stock in street name and has any questions in this regard, they are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book—Entry” Holders of Common Stock (i.e., Shareholders Who Are Registered on the Transfer Agent’s Books and Records but Do Not Hold Stock Certificates)

Some registered holders of Class A Stock hold shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of Class A Stock and need not take action to obtain replacement shares following the Reverse Stock Split. Instead, a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of shares of Class A Stock held following the Reverse Stock Split.

Exchange of Stock Certificates

As soon as practicable after the Effective Time, shareholders will be notified that the Reverse Stock Split has been effected. Computershare, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates for shareholders who hold stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our shareholders. No new certificates will be issued to a shareholder until the shareholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. Any request for new certificates to be issued into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. SHAREHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS TO AVOID HAVING SHARES BECOME SUBJECT TO ESCHEAT LAWS.

Shareholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares. As of the Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our Common Stock. Instead, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

Under Washington law, shareholders are not entitled to dissenters’ or appraisal rights from the Reverse Stock Split, except with respect to fractional shares that are redeemed. The Company will not independently provide shareholders with any dissenters’ or appraisal rights that are not provided under applicable law.

Material United States Federal Income Tax Considerations

Subject to the risks summarized below, we do not believe there are any material United States federal income tax consequences of the Reverse Stock Split to holders of our Common Stock, except with respect to fractional shares that are redeemed.

This summary is based upon provisions of the Code and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, and result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of Common Stock and does not deal with foreign, state, local or other tax considerations that may be relevant to shareholders. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to shareholders prompted by the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your own tax advisors.

We believe that the Reverse Stock Split, if implemented, will be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a tax-free recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company from the Reverse Stock Split, and no gain or loss will be recognized by shareholders who exchange their shares of pre-split Common Stock for shares of post-split Common Stock. The post-split Common Stock in the hands of a shareholder following the Reverse Stock Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split Common Stock held by that shareholder immediately prior to the Reverse Stock Split. A shareholder’s holding period for the post-split Common Stock will be the same as the holding period for the pre-split Common Stock.

Alternative characterizations of the Reverse Stock Split are possible. For example, shareholders who receive cash in lieu of fractional shares may recognize gain for United States federal income tax purposes. However, we believe that, in such case, the resulting tax liability will not be material. Shareholders should consult their own tax advisors regarding characterization of the Reverse Stock Split for United States federal income tax purposes.

Sources of Funds and Expenses

The Company anticipates that redemption of fractional shares resulting from the Reverse Stock Split will cost less than $400,000, assuming fractional shares are redeemed at $6.55 per share. The Company anticipates that expenses resulting from the Reverse Stock Split will not be material.

Required Vote

Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the votes outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes against the Reverse Stock Split. The transaction does not require the approval of a majority of the unaffiliated shareholders of the Company.

Eagle River controls approximately 67% of the voting power of our outstanding Common Stock. Therefore, Eagle River controls the outcome of matters requiring shareholder approval, including the Reverse Stock Split. Eagle River is controlled by Craig O. McCaw, who also serves on the Board and, in his capacity as a Board member, approved the Reverse Stock Split. However, Eagle River has not indicated whether or not it will approve of the Reverse Stock Split

The Board of Directors recommends that you vote “FOR” the approval of a reverse stock split at an exchange rate of 1-for-100.

PROPOSAL 5

RE-APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN

Our Board of Directors has directed us to submit this proposal to our shareholders to seek approval of the material terms, share limits, dollar limits for cash-based performance awards and performance criteria applicable to awards granted under the 2012 Equity Incentive Plan (the “Plan”) that are intended to qualify as “performance-based compensation” under Section 162(m) in order to preserve our ability to receive certain corporate income tax deductions that may be available to us pursuant to Section 162(m). No changes to the Plan are proposed at this time.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than one million (1,000,000) in compensation in any single year. Compensation includes cash compensation and ordinary income related to equity awards, including under the Plan. The executive officers whose compensation is subject to the deduction limitation are those that constitute “covered employees” within the meaning of Section 162(m), which generally includes our chief executive officer and certain of our most highly compensated officers, and excluding in all cases, our chief financial officer. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds one million (1,000,000) in a single year. Awards granted under the Plan permit our Compensation Committee to design such awards to qualify as “performance-based” compensation within the meaning of Section 162(m). We may or may not grant awards under the Plan that are intended to qualify as “performance-based” compensation under Section 162(m). However, to preserve our ability to grant equity awards that are intended to qualify as “performance-based compensation” under Section 162(m) and are intended to provide a benefit from a corresponding tax deduction, Section 162(m) requires that shareholders must approve the material terms, share limits, dollar limits for cash-based performance awards and performance criteria of the Plan.

Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, among other things, we cannot guarantee that any awards under the Plan that are intended to qualify for exemption under Section 162(m) will actually receive this treatment. However, the Plan is structured with the intention that our Compensation Committee will have the discretion to make awards under the Plan that are intended to qualify as “performance-based compensation” and are intended to be fully deductible if we obtain shareholder approval of the material terms, share limits, dollar limits for cash-based performance awards and performance criteria under the Plan.

Subject to the requirements of Section 162(m), if the material terms under our Plan, including the annual equity grant share limitations, and the performance criteria under which performance-based awards may be granted, are not re-approved by shareholders, we will not make any further grants under the Plan to our “covered employees” as defined in Section 162(m) that are intended to qualify as “performance-based compensation” for Section 162(m) purposes, or their successors, until such time, if any, as shareholder approval of a subsequent similar proposal is obtained.

We believe that we must retain the flexibility to respond to changes in the market for top executive talent and offer compensation packages that are competitive with those offered by others in our industry. To preserve our ability to grant equity awards that are intended to be “performance-based” compensation under Section 162(m) in the future, our Board of Directors believes it would be in our best interests and those of our shareholders to be able to deduct such compensation for federal income tax purposes.

The summary of the Plan provided herein is a summary of the principal features of the Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A to this proxy statement.

Summary of the Plan

The purpose of the Plan is to assist the Company in securing and retaining the services of employees, directors, consultants and/or advisors of the Company and to provide incentives for such individuals to exert maximum efforts toward the Company’s success. The Plan allows for the grant of stock options, stock appreciation rights, performance stock awards, performance cash awards, restricted stock awards, restricted stock unit awards and other stock awards (collectively, “Awards”).

Administration

The Board of Directors has delegated the administration of the Plan to the Compensation Committee of the Board of Directors (the “Plan Administrator”). The Plan Administrator has the authority, among other things, to determine the participants to whom Awards may be granted, when and how each Award will be granted, the terms and conditions of each Award (consistent with the terms of the Plan), the number of shares subject to, or the cash value of, each such Award, and the fair market value applicable to each Award. The Plan Administrator also has the authority to construe and interpret the Plan and any Awards granted thereunder, and to delegate to one or more executive officers the authority to designate employees who are not officers of the Company to receive options, stock appreciation rights and, to the extent permitted by applicable law, other stock awards, and to determine the terms applicable to and the number of shares of Class A common stock subject to such awards (“Common Stock”). Under the Plan, the Plan Administrator also has the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our Common Stock in exchange for cash or other stock awards without obtaining the approval of our shareholders.

Eligible Individuals

Employees, directors, consultants and/or advisors of the Company or its subsidiaries are eligible to participate in the Plan. Awards are made to individuals at the discretion of the Plan Administrator. As of the Record Date, there were fourteen (14) employees, six (6) non-employee directors, and one (1) consultant of the Company and its related entities who are eligible to participate in the Plan.

Shares Subject to the Plan

The aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan will not exceed, in the aggregate, the sum of three million seven hundred ninety-five thousand two hundred fifty-four (3,795,254) shares, plus any shares subject to outstanding stock awards granted under our 2000 Stock Incentive Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned due to the failure to meet a condition required to vest such shares; or (iii) are reacquired, withheld or not issued to satisfy a tax withholding obligation in connection with an award. As of the Record Date, two million four hundred twenty-two thousand sixty (2,422,060) shares of Common Stock remained available for future grant under the Plan

Limitations on Incentive Stock Options (“ISOs”)

The aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as nonqualified stock options (“NSOs”). No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs granted under the Plan is five million two hundred twenty thousand (5,220,000) shares.

Award Limits

The Plan includes individual award limits to satisfy certain tax deduction requirements under Section 162(m). Subject to adjustment for changes in capitalization, the aggregate number of shares that may be granted to any one recipient in any calendar year cannot exceed (i) one million five hundred thousand (1,500,000) shares subject to options, stock appreciation rights and other stock awards whose value is determined by reference to an increase in the stock price over 100% of the stock’s fair market value at the time of grant, and (ii) one million five hundred thousand (1,500,000) shares subject to performance-based stock awards. The maximum dollar amount of any payment made under the Plan to settle all or a portion of a performance-based cash award to any one eligible participant in any calendar year cannot exceed five million (5,000,000). As of the Record Date, the per share closing price of the Common Stock reported on Nasdaq was $6.13.

Adjustments

In the event of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or similar equity restructuring transaction, then proportional adjustments will be made to the class(es) and maximum number of securities (i) subject to the Plan, (ii) issuable to any one recipient, (iii) issuable pursuant to the exercise of incentive stock options, and (iv) subject to outstanding stock awards, and the per share price of such securities.

Types of Awards

Stock Options. The Plan Administrator may grant both nonqualified stock options and incentive stock options within the meaning of Section 422 of the Code. The terms and conditions of the options will be set forth in option agreements. The exercise price of any option granted under the Plan is determined by the Plan Administrator, but cannot be less than the fair market value of a share of our Common Stock on the date of grant, which will generally be the closing sale price as reported by Nasdaq on that date. The Plan Administrator also determines when the options vest and become exercisable, and retains authority to waive or modify the vesting and exercise terms at any time. Options generally expire on the earliest of (i) ten years after the date of grant, (ii) 90 days after termination of employment, (iii) immediately upon termination for “cause” (as defined in the Plan), or (iv) 12 months after termination if the termination is due to death or disability.

Stock Appreciation Rights. The Plan Administrator may grant stock appreciation rights. A stock appreciation right is a contractual right to benefit from an appreciation in the value of a specified number of shares of Common Stock over a specified period of time. The Plan Administrator establishes the term of each stock appreciation right, which cannot exceed ten years from the grant date. The Plan Administrator also determines when the stock appreciation right vests and the terms and conditions under which the stock appreciation right becomes exercisable, all of which is set forth in an Award agreement. The exercise price of any stock appreciation right granted under the Plan is determined by the Plan Administrator, but cannot be less than the fair market value of a share of our Common Stock on the date of grant, which will generally be the closing sale price as reported by Nasdaq on that date. Upon exercise, a stock appreciation right may be settled in cash, shares of Common Stock, or in any other manner approved by the Plan Administrator and set forth in the Award agreement.

Stock Awards. The Plan Administrator may grant awards of Common Stock or awards denominated in units of Common Stock. These awards may include, but are not limited to, awards of stock bonuses, restricted stock, restricted stock units, performance stock awards or performance units and other stock awards. The Plan Administrator establishes the terms, conditions and restrictions, if any, of such stock awards, which are set forth in Award agreements. The Plan Administrator may waive any forfeiture period or other terms and conditions of a stock Award in its discretion.

Performance Cash Awards. The Plan Administrator may grant performance cash awards, which are cash awards that are payable contingent upon the attainment certain performance goals. Generally, the Plan Administrator establishes the terms, conditions and the measure of whether and to what degree such performance goals have been attained. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property.

Performance Criteria

Under Section 162(m), our shareholders must approve our list of qualifying performance criteria no less often than every five years. For purposes of establishing the vesting and exercisability of Awards, the following performance criteria may be applied to an individual, the Company as a whole, a related corporation, a business unit, or any combination thereof as determined by the Plan Administrator: gross revenue; earnings or adjusted earnings before interest, taxes, depreciation and amortization (EBITDA); operating expenses or operating expenses as a percentage of revenue; net revenue; earnings per share; operating margin; net income; operating income or net operating income; achievement of strategic plan; stock price; shareholder return; sash flow (including operating cash flow or free cash flow); revenue per share; completion of strategic acquisitions, partnerships or ventures; use or preservation of tax losses; financing; results of litigation; earnings or adjusted earnings; cash position; regulatory achievements; and gross margin.

For Awards intended to satisfy the requirements of Section 162(m) for qualifying performance-based compensation, the Compensation Committee, as Plan Administrator, shall establish the qualifying performance criteria in writing at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed). The Compensation Committee must certify in writing prior to payment of the compensation subject to the Award the extent to which the performance goals have been satisfied. In determining the amounts earned under the Award, the Plan Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator deems relevant to the assessment of individual or corporate performance for the performance period.

Transferability of Awards

Awards granted under the Plan are generally not transferable except by will or under the laws of descent and distribution, and all rights with respect to such Awards are generally exercisable only by the recipients of the Awards during their lifetimes. The Plan Administrator retains discretion to permit an assignment, but any transferred Award must remain subject to all of the terms and conditions set forth in the instrument evidencing the Award.

Corporate Transactions

In the event of certain Corporate Transactions (as defined in the Plan and described below), including transactions that result in a change of control of the Company, the Plan Administrator may (i) arrange for the assumption, substitution or continuation of an Award by the surviving corporation, (ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to an Award to the surviving corporation, (iii) accelerate the vesting, in whole or in part, of an Award, (iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to an Award, (v) arrange for the cancellation of an Award, to the extent not vested or exercised prior to the effective time of the Corporation Transaction, in exchange for appropriate consideration, and (vi) make a payment equal to the excess, if any, of the value of the property the holder of an Award would have received upon the exercise of the Award immediately prior to a Corporate Transaction over any exercise price payable by such holder in connection with such exercise. The Plan Administrator is not obligated to treat all stock awards or portions of stock awards in the same manner. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award. For purposes of the Plan, a Corporate Transaction will be deemed to occur in the event of the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

An Award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Plan) as may be provided in the agreement evidencing an Award but in the absence of such provision, no such acceleration will occur.

Amendment or Termination

The Board of Directors may suspend or terminate the Plan at any time. No incentive stock option will be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by our shareholders. No Awards may be granted while the Plan is suspended or after it is terminated. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected participant or as otherwise permitted in the Plan.

No Stockholder Rights

A recipient of an Award shall not have any rights as a shareholder of the Company with respect to the shares covered by the Award unless and until the date the Award shares are issued to the recipient.

Certain U.S. Federal Tax Consequences

The following summary of the federal income tax consequences of Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences. As such, please refer to the applicable provisions of the Code for additional information.

Non-Qualified Stock Options. Except as provided under Section 409A of the Code discussed below (“Section 409A”), the grant of a non-qualified stock option under the Plan generally will not result in any U.S. Federal income tax consequences to the grantee or to the Company. Upon exercise of a non-qualified stock option, the grantee is generally subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount. Any gain or loss on the grantee’s subsequent disposition of the shares of the Company’s common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price less than 100% of the fair market value of the common stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Incentive Stock Options. The grant of an incentive stock option under the Plan will not result in any U.S. Federal income tax consequences to the grantee or to the Company. A grantee recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the grantee has held the shares of the Company’s common stock. If the grantee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the grantee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a grantee’s alternative minimum tax liability exceeds such grantee’s regular income tax liability, the grantee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the grantee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event that an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock and Performance Stock. The grant of restricted stock and performance shares will generally subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock and performance shares may make an election under Section 83(b) of the Code, which is referred to as a “Section 83(b) Election,” to recognize as ordinary compensation income in the year that such restricted stock or performance shares are granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock or performance share is issued.

Stock Appreciation Rights. Recipients of stock appreciation rights, which are referred to as “SARs,” generally should not recognize income until such rights are exercised, assuming there is no ceiling on the value of the right and Section 409A does not apply. Upon exercise, the grantee will normally recognize taxable ordinary income for U.S. Federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Grantees who are employees will be subject to withholding for U.S. Federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Grantees will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

A SAR can be considered deferred compensation and subject to Section 409A. A SAR that does not meet the requirements of Section 409A, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Performance Units. Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock unless Section 409A applies. Upon conversion, the grantee will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Grantees who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units. Grantees will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the grantee’s total compensation is deemed reasonable in amount.

Performance units also can be considered non-qualified deferred compensation and subject to the rules of Section 409A, which provide rules regarding the timing of payment of deferred compensation. A grant of performance units that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest to such grantee, and similar treatment under state law.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.

The foregoing is only a summary of the U.S. Federal income tax consequences of Plan transactions, and is based upon U.S. Federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Code. This summary does not purport to be complete, and does not discuss the tax consequences of a grantee’s death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits

The number of grants, if any, to be made after re-approval of the Plan to specific employees, consultants, directors or groups thereof cannot currently be determined.

The Board of Directors recommends that Shareholders vote for re-approval of the 2012 Equity Incentive Plan.

PROPOSAL 6

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Grant Thornton LLP as our independent auditor for the fiscal year ending December 31, 2017, and has further directed that management submit the selection of the independent auditor for ratification by the shareholders at the Annual Meeting. Grant Thornton LLP audited our financial statements for the year ending December 31, 2016. We expect representatives of Grant Thornton LLP to be available at the Annual Meeting to make a statement if they so desire and to be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Grant Thornton LLP as our independent auditor. However, we are submitting the selection of Grant Thornton LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider its decision to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal year ended December 31, 2016 and December 31, 2015 by Grant Thornton LLP.

	Fiscal Year Ended December 31,
	2016	2015
Audit Fees(1)	$347,550	$377,100
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$347,550	$377,100

(1)	Audit Fees consist of fees and expenses for professional services rendered by Grant Thornton LLP in connection with: (i) the audit of our annual financial statements included in the Annual Report on Form 10-K for the fiscal years ended December 31, 2016 and December 31, 2015, and the review of the interim financial statements included in the quarterly reports on Form 10-Q; (ii) the audit of our internal controls over financial reporting; and (iii) services that are normally provided in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures

The Audit Committee charter permits the Audit Committee to delegate pre-approval authority to subcommittees consisting of one or more individuals, as well as to pre-approve defined categories of services. However, the Audit Committee has not done so, but has instead pre-approved all audit and non-audit services rendered by Grant Thornton LLP as part of the scope of the independent auditor engagement or on a case-by-case basis prior to engagement for service. All services provided by Grant Thornton LLP in 2015 and 2016, as described under Audit Fees above, were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Public

Company Accounting Oversight Board (United States) (“PCAOB”) Audit Standard AU Section 380 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the fiscal year ended December 31, 2016.

AUDIT COMMITTEE

Mr. Richard P. Emerson (Chair)

Mr. Nicolas Kauser

Mr. H. Brian Thompson

The Board of Directors recommends that you vote “FOR” the ratification of the selection of our independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedures

All related-party transactions are subject to review and approval by the Audit Committee. In determining whether to approve or ratify a related-party transaction, the Audit Committee considers, among other factors, whether the related-party transaction is on terms no more favorable to the counterparty than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. To assist with the identification of potential related-party transactions, we solicit information through questionnaires from new directors and executive officers and from existing directors and executive officers on an annual basis.

Related Party Transactions

Eagle River Satellite Holdings, LLC (“ERSH”), Eagle River Investments, LLC, Eagle River, Inc. and Eagle River Partners, LLC (“ERP”)

ERSH is the Company’s controlling shareholder. ERSH, together with its affiliates Eagle River Investments, LLC, Eagle River, Inc. and ERP, held an economic interest of approximately 33.3% of the Company’s outstanding common stock and a voting interest of approximately 65.0% in the Company as of December 31, 2016. Mr. McCaw, our Chairman of the Board of Directors, is the sole shareholder of Eagle River, Inc., the sole manager and beneficial member of Eagle River Investments, LLC, which is the sole member of ERSH, and the beneficial member of ERP.

Indemnification Agreements

Under indemnification agreements between the Company and each of our executive officers and directors, we have agreed to indemnify our executive officers and directors for expenses, damages, judgments, fines and settlements that he may be required to pay in actions or proceedings to which they may be made parties as directors, officers or agents of the Company, and otherwise to the extent permitted under Washington law and the Company’s Bylaws.

Under an indemnification agreement between the Company and Eagle River Investments, LLC, we are required to indemnify, defend, and hold harmless Eagle River Investments, its affiliates, and their respective members, directors, officers, agents, employees and controlling persons against claims, liabilities, losses, damages and fees and expenses incurred resulting from, or in connection with, the fact that such entity or person is or was a shareholder, director, officer, or employee of the Company or any of its subsidiaries, or based on an alleged breach of his or her fiduciary duty as a director or officer of the Company or any of its subsidiaries. The indemnification obligation is subject to certain exceptions, including losses and damages incurred through certain violations of the U.S. securities laws and damages caused by acts that a court determines to be a breach of fiduciary duties, gross negligence, or willful misconduct. We agreed to advance reasonable costs and expenses incurred for defending any claim upon receipt of an undertaking to repay the advanced amounts if it is ultimately determined the indemnitee was not entitled to indemnification under the agreement.

Under an indemnification agreement with Cascade Investment, we are similarly required to indemnify Cascade Investment, its affiliates (including Mente L.L.C.), and their respective members, directors, officers, agents, employees and controlling persons.

OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

The information contained above under the captions “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934 except to the extent that the Company specifically incorporates it by reference into such filing.

IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

By Order of the Board of Directors

Timothy M. Dozois

Corporate Secretary

May 16, 2017

A COPY OF PENDRELL’S ANNUAL REPORT ON FORM 10-K FOR THE 2016 FISCAL YEAR,

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE

WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO:

CORPORATE SECRETARY

PENDRELL CORPORATION

2300 CARILLON POINT

KIRKLAND, WASHINGTON 98033

APPENDIX A

2012 EQUITY INCENTIVE PLAN

(as amended November 30, 2016)

1.	GENERAL.

(a)        Defined Terms. Capitalized terms used in this Plan are defined in Section 13 of this Plan.

(b)        Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Pendrell Corporation 2000 Stock Incentive Plan, as amended and restated (the “Prior Plan”). Following the date on which the Board adopts this Plan (the “Adoption Date”), no additional stock awards may be granted under the Prior Plan. In addition, from and after 12:01 a.m. Pacific time on the Effective Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that from and after the Adoption Date any shares subject to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. Notwithstanding the foregoing, all awards granted prior to the Adoption Date that were subject to stockholder approval of an increase to the share reserve of the Prior Plan, and all Awards granted on or after the Adoption Date will be subject to the terms of this Plan.

(c)        Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(d)        Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(e)        Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a)        Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees as Plan Administrator, as provided in Section 2(c).

(b)        Powers of Plan Administrator. The Plan Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)        To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)        To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Plan Administrator, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)        To settle all controversies regarding the Plan and Awards granted under it.

(iv)        To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)        To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi)        To amend the Plan in any respect the Plan Administrator deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)        To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding Incentive Stock Options or (C) Rule 16b-3.

(viii)        To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Plan Administrator discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and such Participant consents in writing. Notwithstanding the foregoing, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Plan Administrator, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and subject to the limitations of applicable law, if any, the Plan Administrator may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)        Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)        To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Plan Administrator approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)        To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Other Stock Award, cash or other valuable consideration determined by the Plan Administrator, in its sole discretion, with any such substituted award (1) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (2) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a re-pricing under generally accepted accounting principles.

(c)        Delegation to Committee.

(i)        General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees as Plan Administrator. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)        Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)        Delegation to an Officer. The Plan Administrator may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Plan Administrator resolutions or equity granting policy that describes such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Plan Administrator, unless otherwise provided in resolutions or the equity granting policy. The Plan Administrator may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e)        Effect of Plan Administrator’s Decision. All determinations, interpretations and constructions made by the Plan Administrator in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a)        Share Reserve.

(i)        Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed, in the aggregate, the sum of (i) thirty-seven million nine hundred fifty-two thousand five hundred forty-six (37,952,546) new shares, and (ii) the Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (i), (ii) and (iii) above, the “Share Reserve”).

(ii)        For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)        Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)        Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be five million two hundred twenty thousand (5,220,000) shares of Common Stock.

(d)        Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i)        A maximum of one million five hundred thousand (1,500,000) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii)        A maximum of one million five hundred thousand (1,500,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)        A maximum of five million dollars ($5,000,000) may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e)        Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)        Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to

Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b)        Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Plan Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)        Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)        Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)        Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Plan Administrator in its sole discretion, by any combination of the methods of payment set forth below. The Plan Administrator will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)        by cash, check, bank draft or money order payable to the Company;

(ii)        pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)        by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)        if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)        in any other form of legal consideration that may be acceptable to the Plan Administrator and specified in the applicable Award Agreement.

(d)        Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Plan Administrator and contained in the Award Agreement evidencing such SAR.

(e)        Transferability of Options and SARs. The Plan Administrator may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Plan Administrator will determine. In the absence of such a determination by the Plan Administrator to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)        Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Plan Administrator may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)        Domestic Relations Orders. Subject to the approval of the Plan Administrator or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)        Beneficiary Designation. Subject to the approval of the Plan Administrator or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)        Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Plan Administrator may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)        Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)        Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)        Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)        Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s death, or the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person Designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)        Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service. If a Participant’s Continuous Service with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option or SAR likewise shall be suspended during the period of investigation, unless the Plan Administrator determines otherwise. If any facts that would constitute Cause for termination or removal of a Participant are discovered after the Participant’s relationship with the Company has ended, any Option or SAR then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(l)        Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non- exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)        Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Plan Administrator deems appropriate. To the extent consistent with the Company’s bylaws, at the Plan Administrator’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Plan Administrator. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)        Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Plan Administrator, in its sole discretion, and permissible under applicable law.

(ii)        Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Plan Administrator.

(iii)        Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)        Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Plan Administrator will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)        Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)        Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Plan Administrator deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)        Consideration. At the time of grant of a Restricted Stock Unit Award, the Plan Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Plan Administrator, in its sole discretion, and permissible under applicable law.

(ii)        Vesting. At the time of the grant of a Restricted Stock Unit Award, the Plan Administrator may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)        Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Plan Administrator and contained in the Restricted Stock Unit Award Agreement.

(iv)        Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Plan Administrator, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)        Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Plan Administrator and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Plan Administrator, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Plan Administrator. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)        Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)        Performance Awards.

(i)        Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may be, but need not be, conditioned upon the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Plan Administrator (or, if required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Plan Administrator may determine that cash may be used in payment of Performance Stock Awards.

(ii)        Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may be, but need not be, conditioned upon the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Plan Administrator (or, if required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Plan Administrator may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Plan Administrator may specify, to be paid in whole or in part in cash or other property.

(iii)        Plan Administrator Discretion. The Plan Administrator retains the discretion to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)        Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock).

(d)        Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)        Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)        Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)        No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a)        Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b)        Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Plan Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)        Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)        No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)        Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Plan Administrator has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)        Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any holder of Options during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)        Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)        Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) such other method as may be set forth in the Award Agreement.

(i)        Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)        Deferrals. To the extent permitted by applicable law, the Plan Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Plan Administrator may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Plan Administrator is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)        Compliance with Section 409A. To the extent that the Plan Administrator determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1)

of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l)        Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)        Capitalization Adjustments. In the event of a Capitalization Adjustment, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Plan Administrator will make such adjustments, and its determination will be final, binding and conclusive.

(b)        Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Plan Administrator may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)        Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Plan Administrator at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Plan Administrator may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)        arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award;

(ii)        arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)        accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Plan Administrator determines (or, if the Plan Administrator does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Plan Administrator may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv)        arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)        cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Plan Administrator, in its sole discretion, may consider appropriate; and

(vi)        make a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Plan Administrator need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a Stock Award. Unless otherwise provided in the instrument evidencing a Performance Cash Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Plan Administrator, in the event of a Corporate Transaction, then, all Performance Cash Awards outstanding under the Plan will terminate prior to the effective time of such Corporate Transaction.

(d)        Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a)        The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)        No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)        “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Plan Administrator will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)        “Award” means a Stock Award or a Performance Cash Award.

(c)        “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)        “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) a willful material misconduct or failure to discharge duties, (ii) the conviction or confession of a crime punishable by law (except minor violations), (iii) the performance of an illegal act while purporting to act in the Company’s behalf, or (iv) engaging in activities directly in competition or antithetical to the best interests of the Company, such as dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

(g)        “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)        any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.

(ii)        there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)        the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(iv)        there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) any definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement.

(h)        “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)        “Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)        “Common Stock” means the Class A common stock of the Company.

(k)        “Company” means Pendrell Corporation, a Delaware corporation.

(l)        “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the offer and the sale of the Company’s securities to such person.

(m)        “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)        “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)        a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)        a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)        a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)        a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)        “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p)        “Director” means a member of the Board.

(q)        “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

(r)        “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2012 provided this Plan is approved by the Company’s stockholders at such meeting.

(s)        “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)        “Entity” means a corporation, partnership, limited liability company or other entity.

(u)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)        “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w)        “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Plan Administrator, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Plan Administrator deems reliable.

(ii)        Unless otherwise provided by the Plan Administrator, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)        In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Plan Administrator in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)        “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)        “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)        “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(aa)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)        “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)        “Option Agreement” means a written agreement between the Company and the holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd)        “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee)        “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ff)        “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg)        “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh)        “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii)        “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(jj)        “Performance Criteria” means the one or more criteria that the Plan Administrator will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Plan Administrator: (i) gross revenue, (ii) net revenue, (iii) net income, (iv) operating income or net operating income, (v) revenue per share, (vi) earnings or adjusted earnings, (vii) earnings or adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), (viii) earnings per share, (ix) stock price, (x) stockholder return, (xi) operating expenses or operating expenses as a percentage of revenue, (xii) operating margin, (xiii) achievement of strategic plan, (xiv) cash flow (including operating cash flow or free cash flow), (xv) completion of strategic acquisitions, partnerships or ventures, (xvi) results of litigation, (xvii) use or preservation of tax losses, (xviii) financing, (xix) regulatory achievements, (xx) cash position, (xxi) gross margin, and (xxii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Plan Administrator.

(kk)        “Performance Goals” means, for a Performance Period, the one or more goals established by the Plan Administrator for the Performance Period based upon the Performance Criteria. Performance Goals may be applied to an individual, based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Plan Administrator (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Plan Administrator will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(ll)        “Performance Period” means the period of time selected by the Plan Administrator over which the attainment of one or more Performance Goals will be measured, whether quarterly, semi- annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre- established target, to a previous year’s results or to a designated comparison group, for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Plan Administrator.

(mm)        “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(nn)        “Plan” means this Pendrell Corporation 2012 Equity Incentive Plan.

(oo)        “Plan Administrator” means the Board, the Committee to which the Board delegates authority to serve as administrator of this Plan, or the subcommittee to which such Committee delegates authority to serve as administrator of this Plan.

(pp)        “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq)        “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr)        “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss)        “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt)        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu)        “Rule 405” means Rule 405 promulgated under the Securities Act.

(vv)        “Rule 701” means Rule 701 promulgated under the Securities Act.

(ww)        “Securities Act” means the Securities Act of 1933, as amended.

(xx)        “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy)        “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz)        “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa)        “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb)        “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc)        “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Adopted by the Board of Directors of Pendrell Corporation on August 24 2012.

Approved by the stockholders of Pendrell Corporation on November 14, 2012.

Amended September 30, 2016 (1-for-10 reverse split of Pendrell Corporation Common Stock).

Amended November 30, 2016 (Section 8(h)).

PENDRELL CORPORATION
IMPORTANT ANNUAL MEETING INFORMATION	Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 13, 2017.

Vote by Internet

• Go to www.envisionreports.com/PCO

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼    IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

A	Proposals — The Board of Directors recommends a vote FOR all the listed nominees and FOR Proposals 2, 4, 5 and 6, and 1 Year on Proposal 3.

1.	To elect the following seven persons as directors to hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified.

Nominees:	01 - Richard P. Emerson	02 - Nicolas Kauser	03 - Craig O. McCaw	+
	04 - Lee E. Mikles	05 - R. Gerard Salemme	06 - Stuart M. Sloan
07 - H. Brian Thompson

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2. Approval of an advisory (non-binding) resolution on executive compensation.	☐	☐	☐	3. Approval of an advisory (non-binding) recommendation on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

					For	Against	Abstain
4. Approval of a reverse stock split at an exchange rate of 1-for-100 to allow the Company to deregister its Common Stock under the Securities Exchange Act of 1934.	☐	☐	☐	5. Re-approval of the 2012 Equity Incentive Plan for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.	☐	☐	☐

6. Ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐	7. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X	+

02DK0A

Important notice regarding the Internet availability of proxy materials for the 2017 Annual Meeting of Shareholders:

The 2016 Annual Report on Form 10-K and Proxy Statement are available at:

www.edocumentview.com/PCO

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PENDRELL CORPORATION	+

2300 Carillon Point, Kirkland, Washington 98033

Annual Meeting of Shareholders – June 14, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Pendrell Corporation, a Washington corporation (the “Company”) hereby appoints Lee E. Mikles and Timothy M. Dozois, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of the Company’s Common Stock which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders to be held June 14, 2017 (the “Annual Meeting”), and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE FOR DIRECTOR, “FOR” PROPOSALS 2, 4, 5 AND 6, “1 YEAR” ON PROPOSAL 3 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

(Continued and to be marked, signed and dated on the reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

PENDRELL CORPORATION
IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼    PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

A	Proposals — The Board of Directors recommends a vote FOR all the listed nominees and FOR Proposals 2, 4, 5 and 6, and 1 Year on Proposal 3.

1.	To elect the following seven persons as directors to hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified.

Nominees:	01 - Richard P. Emerson	02 - Nicolas Kauser	03 - Craig O. McCaw	+
	04 - Lee E. Mikles	05 - R. Gerard Salemme	06 - Stuart M. Sloan
07 - H. Brian Thompson

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2. Approval of an advisory (non-binding) resolution on executive compensation.	☐	☐	☐	3. Approval of an advisory (non-binding) recommendation on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

					For	Against	Abstain
4. Approval of a reverse stock split at an exchange rate of 1-for-100 to allow the Company to deregister its Common Stock under the Securities Exchange Act of 1934.	☐	☐	☐	5. Re-approval of the 2012 Equity Incentive Plan for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.	☐	☐	☐

6. Ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐	7. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X	+

02DK1A

Important notice regarding the Internet availability of proxy materials for the 2017 Annual Meeting of Shareholders:

The 2016 Annual Report on Form 10-K and Proxy Statement are available at:

www.edocumentview.com/PCO

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PENDRELL CORPORATION

2300 Carillon Point, Kirkland, Washington 98033

Annual Meeting of Shareholders – June 14, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Pendrell Corporation, a Washington corporation (the “Company”) hereby appoints Lee E. Mikles and Timothy M. Dozois, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of the Company’s Common Stock which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders to be held June 14, 2017 (the “Annual Meeting”), and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE FOR DIRECTOR, “FOR” PROPOSALS 2, 4, 5 AND 6, “1 YEAR” ON PROPOSAL 3 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

(Continued and to be marked, signed and dated on the reverse side)